Exhibit 10.6

CYXTERA CYBERSECURITY, INC. D/B/A APPGATE

AND

MAGNETAR FINANCIAL LLC

as Representative of the Holders

NOTE ISSUANCE AGREEMENT

Dated as of February 8, 2021

Convertible Senior Notes due 2024

i

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Agreement	B-1
Exhibit C	Illustrative Example of Conversion Rate	C-1

NOTE ISSUANCE AGREEMENT dated as of February 8, 2021, between CYXTERA CYBERSECURITY, INC. D/B/A APPGATE, a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Guarantors signatory hereto and Magnetar Financial LLC, as representative of the Holders (in such capacity, the “Representative”), with the initial Holders listed on Schedule I hereto.

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Convertible Senior Notes due 2024 (the “Notes”), initially in an aggregate principal amount equal to $50,000,000, and in order to provide the terms and conditions upon which the Notes are to be issued and delivered, the Company has duly authorized the execution and delivery of this Agreement;

WHEREAS, the Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, Form of Change of Control Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed and delivered by the Company, the valid, binding and legal obligations of the Company, and this Agreement a valid agreement according to its terms, have been done and performed, and the execution of this Agreement and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE:

That in order to declare the terms and conditions upon which the Notes are, and are to be, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors, if any, covenant and agree with the Representative, the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement and of any agreement supplemental hereto (except to the extent otherwise provided therein) shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Notes” means additional Notes (other than the Initial Notes and any PIK Notes) issued under this Agreement in accordance with this Agreement as part of the same series as the Notes issued as Initial Notes, including, without limitation, the Second Tranche Notes upon their date of issue.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, (i) the determination of whether a Person is an “Affiliate” of another Person for purposes of this Agreement shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder, (ii) no Holder of Notes shall be deemed an Affiliate of the Company for purposes of this Agreement solely by virtue of their ownership of Notes and (iii) none of Cyxtera Technologies, Inc. or any of its direct or indirect Subsidiaries shall be deemed an “Affiliate.”

“Agreement” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Agreement Documents” means this Agreement (including the Guarantees, if any, hereunder), the Notes, together with any other agreements, instruments or other documents evidencing any other Agreement Obligations, each as may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Obligations” means all Obligations in respect of the Notes or arising under the Agreement Documents. Agreement Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Agreement Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Antitrust Laws” shall have the meaning specified in Section 14.03(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar laws applicable to the Company or any of the Guarantors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof;

(4) with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and

(5) with respect to any other person, the board or committee of such person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in New York City or, with respect to any payment on a Note, the place of payment, are authorized or required by law, regulation or executive order to close or remain closed.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” with respect to any Person means any and all shares, interests, rights, participations or other equivalents of or interests in (however designated) stock, limited liability company interests or other equity interests issued by such Person that confer the right to receive a share of the profits and losses of, or distributions of, such Person, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or by a bank organized under the laws of any foreign country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

“Cash Interest” shall have the meaning specified in Section 2.03(c)(i).

“Change of Control” means (1) (A) following the consummation of a Public Company Event, any Combination Transaction as a result of which holders of Common Equity of the Company immediately prior to such Combination Transaction own, directly or indirectly, in the aggregate, less than 50% of the voting power of Common Equity of the continuing, surviving, or succeeding entity or the parent thereof immediately after such Combination Transaction, or (B) prior to the consummation of a Public Company Event, any Combination Transaction as a result of which holders of Common Equity of the Company immediately prior to such Combination Transaction, own, directly or indirectly, in the aggregate, less than 50% of the voting power of the Common Equity of the continuing, surviving or succeeding entity or the parent thereof immediately after such Combination Transaction, (2) (A) following the consummation of a Public Company Event, any transaction or series of related transactions in which in excess of 50% of the voting power of the Common Equity of the Company is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act or any such “person” or “group” becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) in excess of 50% of the voting power of the Common Equity of the Company, or (B) prior to the consummation of a Public Company Event, any transaction or series of related transactions in which in excess of 50% of the voting power of the Company’s Common Equity is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act or any such “person” or “group” becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) in excess of 50% of the voting power of the Company’s Common Equity, or (3) any sale, lease, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s direct or indirect Wholly-Owned Subsidiaries; provided with respect to clauses (1) and (2), the acquisition by the Holders of Common Equity shall not be deemed a Change of Control.

“Change of Control Company Notice” shall have the meaning specified in Section 15.03(b).

“Change of Control Conversion Obligation” shall have the meaning specified in Section 14.01.

“Change of Control Conversion Rate” shall have the meaning specified in Section 14.08.

“Change of Control Effective Date” shall have the meaning specified in Section 14.01.

“Change of Control Redemption” shall have the meaning specified in Section 13.02.

“Change of Control Redemption Date” shall have the meaning specified in Section 13.03(a).

“Change of Control Redemption Notice” shall have the meaning specified in Section 13.03(a).

“Change of Control Redemption Price” shall have the meaning specified in Section 13.02.

“Change of Control Repurchase Date” shall have the meaning specified in Section 15.03(a).

“Change of Control Repurchase Expiration Time” shall have the meaning specified in Section 15.07(a)(i).

“Change of Control Repurchase Notice” shall have the meaning specified in Section 15.07(a)(i).

“Change of Control Repurchase Price” shall have the meaning specified in Section 15.03(a).

“Charter” means the Certificate of Incorporation of the Company, as amended or restated from time to time.

“Clause A Distribution” shall have the meaning specified in Section 14.05(c).

“Clause B Distribution” shall have the meaning specified in Section 14.05(c).

“Clause C Distribution” shall have the meaning specified in Section 14.05(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Transaction” means with respect to a Person any consolidation or merger of such Person with or into any other corporation or other entity or person (including any acquisition, purchase or similar transaction of or involving such Person by another Person), or any other reorganization, in each case, excluding any transaction effected solely for the purpose of reincorporating into another jurisdiction.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to vote in the election of members of the Board of Directors of such Person. Prior to the consummation of a Public Company Event, the Common Equity of the Company shall comprise the Common Stock (as defined in the Charter) of the Company.

“Common Stock” means the Company’s common stock, par value $0.01 per share, subject to Section 14.08.

“Company” shall have the meaning specified in the first paragraph of this Agreement, and from and after the date a Successor Company is substituted for the Company subject to and in accordance with the provisions of Article 11, the Successor Company.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.03(c).

“Conversion Obligation” shall have the meaning specified in Section 14.02.

“Conversion Rate” means, for each $1,000 principal amount of Notes, the quotient (rounded to eight decimal places) of (i) $1,000 and (ii) (A) prior to the Specified Transaction, $1,800,000, representing the quotient of (1) $900,000,000 and (2) the number of outstanding shares of Common Stock of the Company on a Fully-Diluted Basis as of the date hereof immediately prior to the issuance of the Notes or (B) following the Specified Transaction, such amount representing the quotient of (1) $900,000,000 and (2) the number of outstanding shares of Common Stock of the Company on a Fully-Diluted Basis immediately following such Specified Transaction (the “Post-Merger Capitalization”), in each case subject to adjustment as provided in Article 14; provided, that the amount of shares of Common Stock of the Company calculated under clause (ii)(B)(2) of this definition shall be calculated including any newly-issued shares, if any, of Common Stock of the Company which are issued to providers of consultancy services in connection with the closing of the Specified Transaction only to the extent such issuance is not offset by the contribution to (and cancellation by) the Company of an identical number of previously outstanding shares of Common Stock of the Company by shareholders of the Company on or prior to a Public Company Event (as evidenced by the updated capitalization table provided upon closing of the Specified Transaction pursuant to the terms thereof), but excluding any shares of Common Stock of the Company reserved for issuance in connection with consummation of the Specified Transaction under any stock option, other equity or other benefit plan adopted by the Company or any awards or grants made thereunder in an amount not to exceed seven and 7/10 percent (7.7%) of the Post-Merger Capitalization; and provided further, that, for the purposes of calculating such seven and 7/10 percent (7.7%), the Post-Merger Capitalization shall include any shares of Common Stock issuable upon conversion of the Notes (assuming $100,000,000 of outstanding Notes, but excluding any PIK Notes). An illustrative example of the Conversion Rate is set forth on Exhibit C.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Rate” has the meaning specified in Section 2.03(c)(iv).

“Defaulted Amounts” means any amounts (including, without limitation, the Fundamental Change Repurchase Price, Change of Control Repurchase Price, principal and interest) that are payable in respect of any Notes but are not punctually paid or duly provided for.

“Designated Country” means each of the Cayman Islands, British Virgin Islands, and any country or state which is a member of the Organization for Economic Cooperation and Development.

“Direct Listing” means the listing on a Permitted Exchange in connection with the registration of any shares of Capital Stock of the Company by means of an effective registration statement under the Securities Act and/or the Exchange Act that registers shares of Capital Stock without an underwritten public offering of such shares.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division, an issuance of Capital Stock, or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Notwithstanding the preceding, each of the following items will be deemed not to be a Disposition:

(1) Any Investment that is not a Restricted Investment;

(2) the sale, lease or other transfer of products, raw materials, feedstock, services or accounts receivable in the ordinary course of business;

(3) the sale or other disposition of Cash Equivalents;

(4) licensing and sub-licensing by the Company of Intellectual Property permitted by Section 4.17 hereof;

(5) any sale, abandonment or other disposition of damaged, worn-out, redundant or obsolete assets in the ordinary course of business;

(6) the granting of Liens not prohibited by this Agreement;

(7) a Restricted Payment that does not violate the terms of this Agreement;

(8) any transfer of assets between or among the Company and/or any Guarantor and/or any Restricted Subsidiary;

(9) any Permitted Equity Raise; and

(10) any issuance of Permitted Disqualified Stock or awards exercisable for Common Stock pursuant to any equity incentive plan approved by the Board of Directors of the Company.

“Dispute Notice” shall have the meaning specified in the definition of “Transaction Price.”

“Disputing Holders” shall have the meaning specified in the definition of “Transaction Price.”

“Disputing Holders’ Calculation” shall have the meaning specified in the definition of “Transaction Price.”

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock and/or cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder of the Capital Stock (other than solely for Capital Stock that is not Disqualified Stock and/or cash in lieu of fractional shares), in whole or in part, (c) requires the payment of any cash dividend or any other scheduled cash payment, or (d) is or becomes convertible into or exchangeable for Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 4.12 of this Agreement) or any other Capital Stock that would constitute Disqualified Stock, in each case, prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. For the avoidance of doubt, the Common Stock as of the date hereof is not Disqualified Stock.

“Distributed Property” shall have the meaning specified in Section 14.05(c).

“Dividing Person” shall have the meaning specified in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Existing Agreement Obligations” means contractual obligations pursuant to agreements executed prior to the Issue Date.

“fair market value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Board of Directors of the Company.

“Final Transaction Price Notice” shall have the meaning specified in the definition of “Transaction Price.”

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Change of Control Repurchase Notice” means the “Form of Change of Control Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fully-Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Common Stock of such Person then outstanding, plus (y) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or Indebtedness, exchangeable Capital Stock or Indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination, but excluding the Notes.

“Fundamental Change” shall be deemed to have occurred if any of the following occurs after a Public Company Event and prior to the Maturity Date:

(a) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; or (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; provided, however, that a transaction described in clause (i) or (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (a);

(b) the holders of Capital Stock of the Company approve any plan for the liquidation or dissolution of the Company; or

(c) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any Permitted Exchange;

provided, however, that a transaction or transactions described in clause (a) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to the provisions set forth under Section 14.03). For the avoidance of doubt, a Public Company Event shall be deemed not to constitute a Fundamental Change for the purposes of this Agreement.

If any transaction occurs in which the Common Stock is converted into, or exchanged for, Reference Property consisting of Capital Stock of another entity, references to the Company in the definition of “Fundamental Change” above shall instead be references to such other entity.

If, under the terms of this Agreement, the Notes become convertible into Capital Stock of any other entity other than the Company, references to the Company in the definition of “Fundamental Change” above shall instead be references to such other entity, as applicable.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Expiration Time” shall have the meaning specified in Section 15.07(a)(i).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.07(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Intercompany Note” means that certain global intercompany note, dated as of the date hereof, executed and delivered by the Issuer and certain of its Subsidiaries.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or any other obligation of any other Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Person that is required to and executes a supplemental agreement with the Company and the Representative substantially in the form of Exhibit B attached hereto and delivers it to the Representative, pursuant to which such Person unconditionally Guarantees all of the Company’s Obligations under the Agreement Documents on the terms set forth in the Agreement Documents until the Note Guarantee of such Person has been released in accordance with the provisions of this Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name a particular Note is registered on the Note Register at the applicable time.

“Holder Representatives” shall have the meaning specified in Section 4.06(a)(ii).

“HSR Act” shall have the meaning specified in Section 14.03(b).

“incur” shall have the meaning specified in Section 4.11.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal (or, with respect to such Indebtedness issued with original issue discount, the accreted value) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(b) all Capital Lease Obligations of such Person;

(c) all obligations of such Person for the deferred purchase price of property or services due more than six months after such property or services are acquired or taken, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement to the extent of the value of such property (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bonds, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

(e) to the extent not otherwise included in this definition, net payment obligations under any Hedging Obligations of such Person; and

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

if, and to the extent, with respect to clauses (a), (b), (c) and (e) only, any of the preceding items referred to in clauses (a), (b), (c) and (e) would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP.

“Initial Notes” the first $50,000,000 aggregate principal amount of Notes issued under this Agreement on the Issue Date.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Interest Payment Date” means each February 1 and August 1 of each year, beginning on August 1, 2021.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date (the Interest Payment Date for any Interest Period shall be the immediately succeeding Interest Payment Date following the last day of such Interest Period).

“Interest Rate” has the meaning set forth in the Form of Note attached hereto as Exhibit A.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates of such Person) in the form of loans (including Guarantees) and advances, capital contributions, purchases or other acquisitions for consideration of Capital Stock or other securities (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries). The amount of all Investments (other than cash) will be the fair market value (as determined in good faith by the Board of Directors of the Company) on the date of the Investment.

“Issue Date” means February 9, 2021.

“Last Reported Sale Price” of the Common Stock or any other security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange on which the Common Stock (or such other security) is then listed or admitted for trading. If the Common Stock or such other security is not listed for trading on a Relevant Stock Exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Lien” means, with respect to any asset or right, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, security assignment or security interest in or on such asset or right, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or right.

“Liquidity” means unrestricted cash and Permitted Investments owned by the Company as would, in conformity with GAAP, be reflected on a consolidated balance sheet of the Company and its Subsidiaries.

“Listing Event” means any transaction, including any underwritten initial public offering or Direct Listing, pursuant to which (1) the Common Equity of the Company (or Successor Company, as applicable) (a) is first registered under Section 12(b) of the Exchange Act, (b) is listed on a Permitted Exchange and (c) represents the Common Stock into which the Notes are convertible under this Agreement and (2) the Company (or Successor Company, as applicable) is a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country.

“Maturity Date” for any Note, PIK Note or Additional Note means February 9, 2024.

“Maximum Percentage” shall have the meaning specified in Section 14.03(k).

“Minimum Principal Amount” means a majority in aggregate principal amount of the Notes then outstanding.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Agreement. Any Initial Notes, any PIK Notes and any Additional Notes shall be treated as a single class for all purposes under this Agreement, including, without limitation, waivers, amendments and offers to purchase. Unless the context otherwise requires, (a) all references to the “Notes” include any Initial Notes, any PIK Notes and any Additional Notes and (b) all references to “principal amount” of Notes include any increase in the principal amount of outstanding Notes (including PIK Notes and any Additional Notes) as a result of a PIK Payment and references to “payment of principal” shall include, to the extent applicable, the payment of the Fundamental Change Repurchase Price, the Change of Control Repurchase Price, or the redemption price in respect of a Change of Control Redemption. Unless the context otherwise requires, any express mention of Additional Notes or PIK Notes, as applicable, in any provision hereof shall not be construed as excluding Additional Notes or PIK Notes, as applicable, in those provisions hereof where such express mention is not made.

“Note Guarantee” shall have the meaning specified in Section 16.01.

“Note Purchase Agreement” shall have the meaning specified in the definition of “Second Tranche Notes.”

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Conversion” shall have the meaning specified in Section 14.03(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Commercial Officer, the Chief Integration Officer, the Chief Accounting Officer, the Controller, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company or a Guarantor, if any, means a certificate that is signed by any Officer of the Company or a Guarantor, if any, as the case may be. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company (or such other party having an obligation under this Agreement to obtain such legal opinion), or other counsel who is reasonably acceptable to the Representative (or other party receiving such legal opinion hereunder), as applicable, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section.

“outstanding,” when used with reference to Notes, shall mean, as of any particular time, all Notes then outstanding, except:

(a) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(b) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(c) Notes repurchased by the Company.

“Partial PIK Interest” shall have the meaning specified in Section 2.03(c)(i).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Disqualified Stock” means any Disqualified Stock issued pursuant to any Existing Agreement Obligation.

“Permitted Equity Raise” means the sale and issuance by the Company of Capital Stock (other than Disqualified Stock) of the Company in one or a series of transactions, which transactions are subject to the Holders’ rights under Section 3.8 of the Note Purchase Agreement, subject to the terms thereof.

“Permitted Exchange” means any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors).

“Permitted Indebtedness” means:

(a) Indebtedness of the Company existing on the Issue Date and disclosed on Schedule II hereto, and any Permitted Refinancing Indebtedness in respect thereof;

(b) Indebtedness represented by the Notes and the Guarantees of the Notes;

(c) Indebtedness represented by PIK Interest or Partial PIK Interest;

(d) Hedging Obligations in the ordinary course of business;

(e) Indebtedness represented by (x) Capital Lease Obligations or (y) Purchase Money Obligations, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (e), not to exceed at any time outstanding (A) from the Issue Date until the first anniversary of the Issue Date, $2,500,000; (B) from the first anniversary of the Issue Date until the second anniversary of the Issue Date, $10,000,000; and (C) from the second anniversary of the Issue Date until the Maturity Date, $20,000,000;

(f) intercompany Indebtedness among (i) the Company and/or the Guarantors and/or Restricted Subsidiaries and (ii) (A) the Company and its Subsidiaries; (B) Subsidiaries of the Company; or (C) Subsidiaries of the Company and the Guarantors and/or Restricted Subsidiaries, in each case pursuant to this clause (f), to the extent any non-Guarantor Subsidiary party to such Indebtedness is party to the Global Intercompany Note;

(g) Guarantees by the Company or any Guarantor or Restricted Subsidiary of Indebtedness that is permitted to be incurred by Section 4.11, provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes, such Guarantee is subordinated in right of payment to the Notes to the same extent as the Indebtedness so guaranteed;

(h) Indebtedness arising from (i) netting services, overdraft protections and similar arrangements in respect of deposit accounts and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, in each case, so long as such Indebtedness is covered within five business days of receiving notice thereof;

(i) obligations consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(j) Indebtedness in respect of (A) workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (B) the financing of insurance premiums or self-insurance obligations, (C) indemnity, bid, performance, warranty, release, appeal, surety, customs and similar bonds, letters of credit and banker’s acceptances for operating purposes, and (D) letters of credit issued or incurred to support the purchase of supplies, raw materials and equipment in the ordinary course of business;

(k) Indebtedness represented by the Second Tranche Notes and the Guarantees of the Second Tranche Notes; and

(l) working capital lines of the Company and its Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding.

“Permitted Investments” means:

(a) any Investment in the Company or any Guarantor or Restricted Subsidiary;

(b) Investments represented by Hedging Obligations;

(c) repurchases or redemptions of Notes required by this Agreement;

(d) any Guarantee of Indebtedness permitted to be incurred pursuant to Section 4.11 of this Agreement; and

(e) any Investment in an Unrestricted Subsidiary of the Company in an aggregate amount not to exceed $1,000,000.

“Permitted Liens” means:

(a) Liens in favor of the Company or any Guarantor or Restricted Subsidiary;

(b) Liens to secure Capital Lease Obligations and Purchase Money Obligations, provided that, in each case, any such Lien may not extend to any property of the Company, other than the property acquired, constructed, improved or leased with the proceeds of such Indebtedness and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto;

(c) Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent for more than 30 days or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision required in accordance with GAAP shall have been made therefor;

(d) Liens imposed by law or arising by operation of law, including without limitation, landlords’, materialmen’s, repairmen’s, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e) pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, unemployment insurance and other social security and other similar legislation and or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(f) Liens incurred in the ordinary course of business to secure performance of obligations with respect to letters of credit, bank guarantees, statutory or regulatory requirements, performance or completion bonds, performance of return-of-money bonds, surety or appeal bonds, or other obligations of a like nature and incurred in connection with port authority facilities projects or otherwise in the ordinary course of business;

(g) Liens incurred or pledges or deposits made under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Subsidiary is party, or deposits to secure public or statutory obligations, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(h) easements, building restrictions, zoning restrictions, survey exceptions, encumbrances, title deficiencies, easements or reservations of rights of others for licenses, rights of way and similar purposes and such other encumbrances or charges against real property as do not materially interfere with the Company’s use of the real property;

(i) Liens granted by the Company, any Guarantor or any Restricted Subsidiary and existing on the date of the consummation of a Reverse Merger pursuant to Section 4.19;

(j) judgment Liens with respect to judgments, decrees or orders not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgments, decrees or orders shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(k) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit, bank guarantees or banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(l) Liens securing obligations of the Company or any Guarantor or Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business;

(m) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) Liens securing the Agreement Obligations in respect of the Notes and Notes Guarantees;

(p) (i) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, (ii) any interest or title of a lessor under any leases or subleases entered into by the Company or any of its Subsidiaries in the ordinary course of business, and (iii) any interest of co-sponsors, co-owners or co-developers of intellectual property;

(q) (i) Liens of a collection bank on items in the course of collection, (ii) Liens attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business, (iii) bankers’ Liens and other Liens in favor of banking institutions by law or contract encumbering deposits which are customary in the banking industry and (iv) Liens securing cash management obligations arising in the ordinary course of business;

(r) Liens arising from UCC financing statements regarding operating leases, joint venture agreements, transfers of accounts or transfers of chattel paper entered into in the ordinary course of business;

(s) Liens arising by law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(t) deposits as security and liens securing surety and appeal bonds, letters of credit and similar obligations in connection with contested taxes or contested import or customs duties; and

(u) Liens existing on the Issue Date and disclosed on Schedule II hereto; and

(v) Liens securing Indebtedness permitted pursuant to clause (l) of the definition of Permitted Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Guarantor or Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, refund, replace, defease or discharge other Indebtedness of the Company or any Guarantor or Restricted Subsidiary (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has (a) a final maturity date not earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (b) a weighted average life to maturity (i) equal to or greater than the weighted average life to maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) at least more than 90 days after the final maturity date of the Notes; and

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, except to the extent that such additional assets or collateral is also pledged to the Holders;

(5) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, except to the extent that such additional obligors also become Guarantors or Restricted Subsidiaries hereunder; and

(6) is otherwise on terms no less favorable to the Company and its Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended, in each case unless (1) the Holders also receive the benefit of such more restrictive terms, (2) any such provisions apply after the Maturity Date at the time of such refinancing, or (3) such terms shall be reasonably satisfactory to the Holders;

provided that a certificate of the Company or the applicable Guarantor or Restricted Subsidiary delivered to the Holders at least ten (10) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Company or applicable Guarantor or Restricted Subsidiary has determined in good faith that such terms and conditions satisfy the foregoing requirements, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Holders notify the Company within such ten (10) Business Days period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means certificated Notes in registered form.

“PIK Interest” shall have the meaning specified in Section 2.03(c)(i) (and shall include, as the context so requires, any Partial PIK Interest).

“PIK Notes” shall have the meaning specified in Section 2.03(c)(i).

“PIK Payment” shall have the meaning specified in Section 2.03(c)(i).

“Public Company Event” means the first to occur following the date hereof of the consummation of: (1) a Specified Corporate Event immediately following which the Common Stock (or Capital Stock constituting Reference Property issued in respect thereof) is listed on a Permitted Exchange, (2) a Listing Event or (3) the Specified Transaction.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, design, leasing, construction, installation or improvement of property (real or personal), plant, equipment or other assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise, in each case, within 180 days of such acquisition, design, leasing, construction, installation or improvement.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock of the applicable Person (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock of the applicable Person (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock of the applicable Person (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of such Person, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.08(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the January 15 and July 15 (whether or not such day is a Business Day) immediately preceding the Interest Payment Date.

“Relevant Stock Exchange” with respect to the Common Stock (or any other security for which a closing sale price must be determined) means The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, or if the Common Stock (or such other security) is not then listed or admitted for trading on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or admitted for trading.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Restricted Investment” means any Investment, directly or indirectly, in any of the Company’s Subsidiaries, other than a Permitted Investment.

“Restricted Payments” shall have the meaning specified in Section 4.16.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restricted Subsidiary” means any Subsidiary of Borrower other than an Unrestricted Subsidiary. As of the Issue Date, each Subsidiary of the Company is a Restricted Subsidiary.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading. If the Common Stock is not listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a Business Day.

“Second Tranche Notes” means up to $50,000,000 in aggregate principal amount of additional Notes that may be issued pursuant to the terms and conditions set forth in the Note Purchase Agreement dated February 8, 2021, among the Company and certain affiliates of Magnetar Financial LLC (the “Note Purchase Agreement”).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Corporate Event” shall have the meaning specified in Section 14.08(a).

“Specified Transaction” shall mean the transaction identified on Schedule 13.02.

“Spin-Off” shall have the meaning specified in Section 14.05(c).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the fixed date on which the payment of interest or principal is due and payable in the documentation governing such, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally fixed for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successive Conversion Period” means the period beginning upon receipt by the Holders of a Change of Control Company Notice or Fundamental Change Company Notice, as applicable, and ending on the one-year anniversary of the effective date of the Change of Control or Fundamental Change.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Successor Guarantor” shall have the meaning specified in Section 16.03(a)(ii).

“Successor Major Transaction” means either a Change of Control or a Fundamental Change that constitutes a Specified Corporate Event in which the shares of Common Stock are converted into the right to receive cash, securities of another entity and/or other assets.

“Successor Transaction” shall have the meaning specified in Section 11.02.

“Trading Day” means a day on which (i) trading in the Common Stock (or any other security for which a closing sale price must be determined) generally occurs on a Relevant Stock Exchange and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transaction Price” means the per share amount of consideration received by the holders of Common Stock in a Change of Control. If the consideration is paid in property other than in cash, the value of such consideration, on a per share basis, shall be the fair market value of such property, determined as follows:

(a) for securities not subject to investment letters or similar restrictions on free marketability,

(1) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) day period ending three (3) days prior to the Change of Control Effective Date;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the Change of Control Effective Date; or

(3) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board of Directors of the Company;

(b) for securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of an equityholder’s status as an Affiliate or former Affiliate), the valuation methodology shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Company) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

Within two Business Days after the Change of Control Effective Date, the Company shall deliver to the Representative and the Conversion Agent (if other than the Company) the Transaction Price and a schedule and reasonable explanation of the calculation thereof (the “Transaction Price Notice”). On or before the 10th Business Day following the Change of Control Effective Date, the Holders of at least the Minimum Principal Amount of the Notes then outstanding (such holders, the “Disputing Holders”) may, by notice in writing to the Company (which shall include proof of beneficial ownership of Notes in a manner reasonably acceptable to the Company) dispute the Transaction Price calculation (the “Dispute Notice”). Such Dispute Notice shall include a calculation detailing the Disputing Holders’ determination of the Transaction Price (the “Disputing Holders’ Calculation”). The Company shall deliver to Holders, the Representative and the Conversion Agent (if other than the Company) a final notice of the Transaction Price (the “Final Transaction Price Notice”) (x) if no Dispute Notice is delivered, on the 11th Business Day following the Change of Control Effective Date, which Final Transaction Price Notice shall confirm the Transaction Price that was reflected in the original Transaction Price Notice or (y) if a Dispute Notice was timely received, no later than the 25th Business Day following the Change of Control Effective Date, which Final Transaction Price Notice shall either (i) adopt the Disputing Holders’ Calculation or (ii) set forth the Transaction Price, as determined by an independent nationally recognized investment bank selected by the Board of Directors of the Company. In the event a Holder previously converted all or a portion of a Note in connection with such Change of Control and the Final Transaction Price Notice indicates a Transaction Price that would result in a higher Conversion Rate than the Conversion Rate at which the Holder previously converted such Note in the same Change of Control, the Holder shall be entitled to the same consideration it would have received in connection with such Change of Control had it converted at such higher Conversion Rate immediately prior to the Change of Control Effective Date.

“Transaction Price Notice” shall have the meaning specified in the definition of Transaction Price.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.05(c).

“unit of Reference Property” shall have the meaning specified in Section 14.08(a).

“Unrestricted Subsidiary” means any Subsidiary which the Borrower has designated as an Unrestricted Subsidiary in accordance with Section 4.22.

“Valuation Period” shall have the meaning specified in Section 14.05(c).

“Vice President” shall have the meaning specified in the definition of “Officer.”

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, 100% of the Capital Stock of which is owned by such Person (other than directors’ qualifying shares or shares required by applicable law to be held by third persons).

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Agreement shall be deemed to include PIK Interest and Partial PIK Interest if, in such context, PIK Interest or Partial PIK Interest is, was or would be payable pursuant to Section 2.03(c). Unless the context otherwise requires, any express mention of PIK Interest or Partial PIK Interest in any provision hereof shall not be construed as excluding PIK Interest or Partial PIK Interest in those provisions hereof where such express mention is not made.

Article 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “Convertible Senior Notes due 2024.” The aggregate principal amount of Notes that may be delivered under this Agreement is initially limited to $50,000,000, subject to any PIK Payments permitted by this Agreement that are made pursuant to Section 2.03(c)(i), and except for (i) Notes delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder and (ii) Additional Notes issued in accordance with the terms of this Agreement.

Section 2.02 Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Agreement. To the extent applicable, the Company, the Guarantors, if any, and the Representative, by their execution and delivery of this Agreement (or, with respect to the Guarantors, if any, a supplemental agreement to this Agreement substantially in the form of Exhibit B hereto), expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject pursuant to this Agreement or any applicable law.

Payment of principal of, and accrued and unpaid Cash Interest on, a Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof; provided that after any initial PIK Payment, the Notes shall be in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. Each Note shall be issued as a Physical Note and be dated the date of its issuance and shall bear interest from the date specified on the face of such Note; provided that any PIK Notes or Additional Notes shall bear interest only from their respective dates of issue. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the actual number of days elapsed over a 30-day month and shall be compounded semi-annually. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection with the issuance of any PIK Notes.

(b) The Person in whose name any Note is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company, through the Paying Agent, shall pay any Cash Interest by wire transfer in immediately available funds to that Holder’s account within the United States as specified in writing by such Holder to the Company.

(c)

(i) Interest will be payable, at the Company’s election (made by delivering a notice to the Representative and the Holders prior to the beginning of the related Interest Period), either (1) entirely in cash (“Cash Interest”), (2) entirely in kind (“PIK Interest”), or (3) such percentage in Cash Interest and such remainder percentage in PIK Interest such that the total of the percentage of Cash Interest and PIK interest paid equals 100% of the interest due on such Interest Payment Date (“Partial PIK Interest”), in each of case (2) or (3), by issuing additional Notes under this Agreement (the “PIK Notes”) on the same terms and conditions as the Notes, except interest will accrue on such additional principal amount or PIK Notes, as applicable, from the applicable Interest Payment Date that such additional principal amount or PIK Notes, as applicable, are required to be issued under this Agreement (each payment of PIK Interest or Partial PIK Interest pursuant to clause (2) or (3) of this Section 2.03(c)(i), a “PIK Payment”). In the absence of an interest payment election as set forth in the immediately preceding sentence, interest on the Notes will be payable in PIK Interest. The initial interest payment on the Notes, which shall be made on August 1, 2021, will be payable in the form of Cash Interest.

(ii) At all times, PIK Interest and Partial PIK Interest on the Notes will be payable by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest or Partial PIK Interest, as applicable, for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Company shall deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Regular Record Date, as shown in the register of the Note Registrar. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, this Agreement and will have the same rights and benefits as the Initial Notes. Any certificated PIK Note will be issued with the description “PIK” on the face of such PIK Note.

(iii) Notwithstanding anything to the contrary in this Section 2.03(c), the payment of accrued interest shall be made solely in cash, (A) in connection with any redemption or repurchase of Notes as described under Section 13.02, Section 15.02 and Section 15.03, (1) with respect to all Notes, if the related Change of Control Redemption Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be redeemed or repurchased, if the related Change of Control Redemption Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is on any other date, and (B) on the final Interest Payment Date.

(iv) The then-applicable Interest Rate shall be subject to adjustment in connection with any Event of Default. If an Event of Default occurs, the then-applicable Interest Rate on the Notes will increase by 1.5% per annum (the “Default Rate”). The Default Rate shall take effect from, and including, the next succeeding Interest Payment Date following the date on which an Event of Default occurs, provided that the Default Rate shall not take effect if all Events of Default have been cured prior to such next succeeding Interest Payment Date. If all continuing Events of Default are cured after the Default Rate has taken effect, the Default Rate shall cease to be in effect from, and including, the next succeeding Interest Payment Date as of which no Event of Default is continuing. As such, interest will not begin to accrue at such increased or decreased Interest Rate until the next Interest Payment Date following the date on which an Event of Default or the curing of all continuing Events of Default occurs. In no event shall the Interest Rate on the Notes exceed 1.5% above the then-applicable Interest Rate on the Notes as a result of the application of the Default Rate. In this section, the term “then-applicable Interest Rate” on the Notes means the Interest Rate determined in accordance with the Agreement without giving effect to any adjustment as described in this clause (iv). The Company shall notify the Holders and the Representative on any Interest Payment Date on which interest will increase or decrease for the next succeeding Interest Period in accordance with this clause (iv). Any election by the Company pursuant to Section 2.03(c)(i) shall apply with respect to the Interest Rate, as increased by the Default Rate, if applicable.

(d) Any Defaulted Amounts shall accrue interest per annum at the applicable interest rate then borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date.

(e)

(i) Each party hereby agrees to the following U.S. federal income tax treatment and covenants that it will not take a different position thereon unless required by a governmental authority pursuant to a “determination” as defined in section 1313 of the Code, (provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Company may enter into a an agreement with the applicable governmental authority as described in section 1313(a)(2) only with the prior written consent of the majority in interest of Holders (such consent not to be unreasonably withheld, conditioned or delayed)): interest payments on the Notes to a Holder, or any amount received upon the redemption, conversion or other reacquisition by the Company of a Note, are not subject to withholding tax by the Company and such interest payments or amounts will be made without reduction for any such tax, provided that (a) such applicable Holder timely provides a valid IRS Form W-8 or IRS Form W-9 (or successor forms thereto) and such other information as is required to certify such person’s compliance with sections 1471 through 1474 of the Code; (b) such beneficial owner of such Note is not (i) a 10% shareholder of the Company as described in sections 871(h)(3) and 881(c)(3)(B) of the Code, (ii) a controlled foreign corporation to which the Company is related as described in section 881(c)(3)(C) of the Code, or (iii) a bank extending credit to the Company in the ordinary course of its trade or business as described in section 881(c)(3)(A) of the Code (and upon request provides certification to such effect); and (c) no change of U.S. federal income tax law has occurred subsequent to the issuance of the Notes that results in the application of such withholding tax. The Company agrees to provide upon reasonable request by a Holder information existing and readily available to the Company that is reasonably necessary for the Holder to determine whether it is a 10% shareholder of the Company as described in sections 871(h)(3) and 881(c)(3)(B) of the Code.

(ii) Each party hereby agrees that each Note (a) shall be treated as debt for U.S. federal, state and local income tax purposes and (b) shall not be treated as a “contingent payment debt instrument” under Treasury Regulations section 1.1275- 4. In the case of (a) and (b) of the foregoing sentence, and each party covenants that it will not take a different position unless required by a governmental authority pursuant to a “determination” as defined in section 1313 of the Code; provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Company may enter into an agreement with the applicable governmental authority as described in section 1313(a)(2) only with the prior written consent of the majority in interest of Holders (such consent not to be unreasonably withheld, conditioned or delayed). Each Holder and beneficial owner of a Note shall be deemed, by the Holder’s acquisition of such Note (or an interest therein), to have agreed to treat, and shall treat, the Notes as debt for all United States federal income tax purposes and shall take no action inconsistent with such treatment unless required by a governmental authority pursuant to a “determination” as defined in section 1313 of the Code; provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Holder may enter into an agreement with the applicable governmental authority as described in section 1313(a)(2) only with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(iii) The Company will use commercially reasonable efforts to provide any certificate and/or information necessary for an exemption from withholding tax under section 1445 of the Code in connection with any conversion, redemption or other exchange of a Note with the Company. The Company shall use commercially reasonable efforts to provide notice to each Holder in the event that the Company itself could be treated as a U.S. real property holding corporation as defined in Section 897(c)(2) of the Code. On a quarterly basis (or upon any reasonable request by a Holder), the Company shall use commercially reasonable efforts to inform the Representative of the approximate percentage of U.S. real property interests (as defined in section 897(c)(1) of the Code) held directly and indirectly, by the Company, or, as applicable, its owner that is an entity treated as a corporation for U.S. federal tax purposes, if such approximate percentage exceeds thirty percent (30%).

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer. Notes bearing the manual or facsimile signatures of an individual who was at any time a proper Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the delivery of such Notes or did not hold such office as of the date of such Notes.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) The Company shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Company is appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such “PIK” designations or restrictive legends as may be required by this Agreement.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on the Holder by the Company, the Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company or the Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not validly withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 13, except the unredeemed portion thereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Agreement shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement as the Notes surrendered upon such registration of transfer or exchange.

(b) [Intentionally omitted]

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company; and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, (2) the expiration of any applicable holding period with respect to the Notes pursuant to Rule 144 or any successor provision thereto, and (3) the date on which the Notes constitute “Covered Securities” under clause (1), (2) or (3) of the definition of “Covered Securities” under Section 18 of the Securities Act, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form, unless such Notes have been (i) transferred (x) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (ii) transferred (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, and for which the Holder has provided customary certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, or (iii) unless otherwise agreed by the Company in writing, with notice thereof to the Representative:

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO CYXTERA CYBERSECURITY, INC. D/B/A APPGATE (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C) TO A PERSON THAT (1) YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (2) IS AN ACCREDITED INSTITUTIONAL INVESTOR, WITHIN THE MEANING OF CLAUSES (1), (2), (3), (7), (8), (9) AND (12) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT),

IN EACH CASE, SUBJECT TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, (2) THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD WITH RESPECT TO THE NOTES PURSUANT TO RULE 144 OR ANY SUCCESSOR PROVISION THERETO, AND (3) THE DATE ON WHICH THE NOTES CONSTITUTE “COVERED SECURITIES” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITIES” UNDER SECTION 18 OF THE SECURITIES ACT.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C) AND CLAUSE (D), THE COMPANY AND THE NOTE REGISTRAR SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON FOR THE COMPANY TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms such that they may be transferred (x) without volume or manner of sale limits or availability of current public information requirements under Rule 144 and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, (ii) that has been transferred (x) pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) as to which subsequent transfers are not subject to restrictions under applicable state securities laws, or (iii) that has been sold (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, and such that such Note is no longer a “restricted security” as defined under Rule 144 and (y) as to which subsequent transfers are not subject to restrictions under applicable state securities laws, and for which the Holder has provided customary certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If the Holder of a Physical Note that bears such a restrictive legend and is no longer required to bear such restrictive legend under this Section 2.05(c) surrenders such Note to the Note Registrar for exchange, with any required certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, the Note Registrar shall promptly so notify the Company in writing, and the Company shall promptly execute a Physical Note in the name of such Holder that does not bear such a restrictive legend, of like tenor and aggregate principal amount, and shall promptly deliver such executed Physical Note to such Holder.

The Company shall promptly notify the Representative after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Company shall complete any exchange process for the removal of a restrictive legend required by this Section 2.05(c) in accordance with the terms of this Agreement and applicable securities laws.

Following the Resale Restriction Termination Date, the Notes shall bear a legend in substantially the following form:

THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, SUCH SHARES MAY BE “RESTRICTED SECURITIES” THAT MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ISSUER OF SUCH SECURITIES (OR ANY SUBSIDIARY THEREOF), PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Notwithstanding any other provisions of this Agreement (other than the provisions set forth in this Section 2.05(c)), when Physical Notes are presented to the Note Registrar with a written request: (x) to register the transfer of such Physical Notes; or (y) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Notes surrendered for transfer or exchange: (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and (ii) so long as such Notes bear a restrictive legend, such Notes may only be transferred or exchanged in accordance with such restrictive legend and the Form of Assignment and Transfer, and if such Physical Notes are being transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, (1) a certification to that effect (in the Form of Assignment and Transfer, if applicable) and (2) if the Company so requests, an Opinion of Counsel of Holder in form and substance reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the legend thereon.

Notwithstanding any other provisions of this Agreement, no transfer of any Note prior to February 9, 2022 (other than a transfer to an Affiliate of a Holder as of the Issue Date) will be registered by the Note Registrar, regardless of whether a registration statement with respect to the Notes has become or been declared effective under the Securities Act and continues to be effective at the time of such transfer; provided, that the foregoing shall not apply to any pledge of the Notes as permitted under applicable securities laws or any transfer of the Notes to such pledgee(s) upon enforcement of the applicable pledge, or any subsequent transfer of such Notes by such pledgee(s) or any transferee thereof.

(d) Legends on the Common Stock:

(i) Until the date that is the later of (1) the date that is one year after the date of issuance of the applicable share of Common Stock issued upon a conversion of a Note, (2) the first day on which, following the expiration of any applicable holding period under Rule 144 or any successor provision with respect to the Notes being converted into the applicable share of Common Stock, the Common Stock becomes eligible for resale pursuant to Rule 144, and (3) the date on which such share of Common Stock constitutes a “Covered Security” under clause (1), (2) or (3) of the definition of “Covered Security” under Section 18 of the Securities Act, any stock certificate or book entry record representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been (i) transferred (x) pursuant to, and in accordance with, a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (ii) transferred (x) pursuant to the exemption from registration provided by Rule 144, to the extent that Rule 144 is available with respect to such share of Common Stock, or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, and for which the Holder has provided customary certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, or unless otherwise agreed by the Company in writing, with notice thereof to the Representative and the transfer agent for the Common Stock):

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE COMMON STOCK RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, PLEDGED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO CYXTERA CYBERSECURITY, INC. D/B/A APPGATE (THE “COMPANY”), ANY SUBSIDIARY THEREOF, OR ANY PARENT THEREOF IF IT IS THE ISSUER OF THE SECURITY;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C) UNDER ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT),

IN EACH CASE, SUBJECT TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

THE “COMMON STOCK RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ISSUANCE OF THE APPLICABLE SHARE OF COMMON STOCK ISSUED UPON A CONVERSION OF A NOTE, (2) THE FIRST DAY ON WHICH, FOLLOWING THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD UNDER RULE 144 OR ANY SUCCESSOR PROVISION WITH RESPECT TO THE NOTES BEING CONVERTED INTO THE APPLICABLE SHARE OF COMMON STOCK, THE COMMON STOCK BECOMES ELIGIBLE FOR RESALE PURSUANT TO RULE 144 WITHOUT VOLUME OR MANNER OF SALE LIMITS OR AVAILABILITY OF CURRENT PUBLIC INFORMATION REQUIREMENTS, AND (3) THE DATE ON WHICH SUCH SHARE OF COMMON STOCK CONSTITUTES A “COVERED SECURITY” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITY” UNDER SECTION 18 OF THE SECURITIES ACT.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE, AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(ii) Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred (x) pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (iii) that has been sold (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d); provided that, if such Common Stock is being transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the Holder shall provide customary certifications with respect to such transfer and, if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the legend thereon.

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is redeemed, repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless such Note (i) is eligible for resale pursuant to Rule 144 (if available) without any limitations thereunder as to volume, manner of sale, availability of current public information or notice, (ii) is sold or otherwise transferred pursuant to an effective registration statement under the Securities Act or (iii) is resold or otherwise transferred pursuant to another exemption from the registration requirements of the Securities Act or in a transaction not subject to, the Securities Act, in each case, subject to compliance with any applicable state securities laws and in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144) or any corresponding classification under applicable state securities laws. The Company shall cause any Note that is redeemed, repurchased or owned by it to be surrendered for cancellation in accordance with Section 2.08.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company shall (subject to compliance with the next sentence by the applicant for a substituted Note) execute and deliver a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company such security or indemnity as may be required by them to hold each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

No service charge shall be imposed on the Holder by the Company, the Note Registrar, or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Agreement equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion, redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 [Intentionally Omitted]

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Holders shall surrender to the Company, to be canceled promptly by the Company in accordance with its customary procedures, all Notes requested by the Company to be surrendered for the purpose of payment, redemption, repurchase, registration of transfer or exchange or conversion.

Section 2.09 [Intentionally Omitted]

Section 2.10 Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be cancelled in accordance with Section 2.08, and such Notes shall no longer be considered outstanding hereunder upon their repurchase.

Article 3
SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Agreement and the Notes and the Note Guarantees, if any, shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, when (a) the Company has delivered to Holders after the Notes have become due and payable, whether on the Maturity Date, any Change of Control Redemption Date, any Fundamental Change Repurchase Date, any Change of Control Repurchase Date, upon conversion or otherwise, cash or, solely to satisfy the Company’s Conversion Obligation or Change of Control Conversion Obligation, as the case may be, shares of Common Stock and cash in lieu of fractional shares sufficient to pay all of the outstanding Notes or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under this Agreement by the Company (for the avoidance of doubt, the Company will deliver any shares of Common Stock to be paid with respect to satisfying outstanding conversions directly to the applicable Holders); and (b) the Company has delivered to the Representative an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Agreement have been complied with.

Article 4
PARTICULAR COVENANTS OF THE COMPANY, THE GUARANTORS AND THE RESTRICTED SUBSIDIARIES

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal of, and accrued and unpaid interest (whether Cash Interest, PIK Interest or Partial PIK Interest) on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. PIK Interest and Partial PIK Interest will be considered paid on the date due if on such date PIK Notes in certificated form have been issued in accordance with the terms of this Agreement.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be delivered. The Company will give prompt written notice to the Representative of the location, and any change in the location, of such office or agency.

The Company hereby initially designates itself as the Paying Agent, Note Registrar and Conversion Agent and its office located at 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, Florida 33134 as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be delivered.

Section 4.03 [Intentionally Omitted]

Section 4.04 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Representative an instrument in which such agent shall agree with the Representative, subject to the provisions of this Section 4.04(a):

(i) that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid Cash Interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Representative prompt written notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid Cash Interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Representative, it will forthwith pay to the Representative all sums so held in trust.

The Company shall, on or before each due date of the principal of, or accrued and unpaid Cash Interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid Cash Interest, and (unless such Paying Agent is the Representative) the Company will promptly notify the Representative in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, and accrued and unpaid Cash Interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and accrued and unpaid Cash Interest so becoming due and will promptly notify the Representative in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, or accrued and unpaid Cash Interest on, the Notes when the same shall become due and payable.

(c) Anything in Section 4.04(a) to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Agreement, or for any other reason, pay, cause to be paid or deliver to the Representative all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by Section 4.04(a), such sums or amounts to be held by the Representative upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Representative, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money or property deposited with any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid Cash Interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal, Cash Interest or consideration due upon conversion has become due and payable shall, subject to applicable abandoned property laws, be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Representative or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 Existence.

(a) Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

(b) Subject to Article 16, any Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its and the Company’s corporate existence.

Section 4.06 Quarterly and Annual Reports and Rule 144A Information Requirement.

(a) Prior to the Public Company Event, the Company shall prepare and deliver to the Representative (for distribution to each Holder) the following information:

(i) (A) for the fiscal year ending December 31, 2020, by no later than June 30, 2021, and, (B) within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending December 31, 2021:

(A) annual consolidated financial statements and the notes thereto (which shall be audited and include the report of the independent public accountants thereon) of the Company and its Subsidiaries in respect of its most recently completed fiscal year, which annual consolidated financial statements and notes thereto will include the Company’s and its Subsidiaries’ consolidated balance sheet as of the end of such fiscal year and its consolidated statements of operations, members’ equity (or analogous financial statement if the Company is not a limited liability company) and changes in cash flow of the Company and its Subsidiaries or such fiscal year, prepared in accordance with GAAP consistently applied; and

(B) the Company’s then current consolidated capitalization table as of the end of such fiscal year; and

(ii) (A) within 75 days after the end of the fiscal quarter ending March 31, 2021, (B) within 45 days after the end of the second and third fiscal quarters of the fiscal year ending December 31, 2021 and the end of the first three fiscal quarters of the Company’s fiscal years thereafter, unaudited consolidated financial statements and the notes thereto of the Company and its Subsidiaries in respect of its most recently completed fiscal quarter, which consolidated financial statements and notes thereto will include an unaudited consolidated balance sheet as of the end of such fiscal quarter and unaudited consolidated statements of operation and changes in cash flow of the Company and its Subsidiaries for such fiscal quarter, each prepared in accordance with GAAP consistently applied.

Each Holder acknowledges and agrees that such information is confidential and shall be deemed to agree that as a condition to receiving such information that such information may not be used, reproduced, disclosed or disseminated to any other Person (other than such Holder’s directors, members, partners, officers, employees, accountants, attorneys (“Holder Representatives”) who have been informed by Holder of the confidential nature of such information and for whose compliance with the confidentiality requirements of this paragraph Holder shall be responsible) unless such information (1) has been made available to the public generally by the Company, (2) is or becomes a matter of public knowledge through no action or inaction of such Holder in violation of any confidentiality obligations of Holder (including pursuant to this paragraph), (3) is required to be disclosed by such Holder (or a Holder Representative) under compulsion of law or by order or request of any court or governmental or regulatory body to whose supervisory authority such Holder or Holder Representatives, as the case may be, is subject; provided that, to the extent Holder is lawfully permitted to do so, prior to providing such information, such Holder promptly provides the Company with written notice and, if the Company fails to obtain a protective order or other appropriate remedy with respect to the disclosure of such information, such Holder will furnish only that portion of the information that is so required to be disclosed, (4) is disclosed to a court, tribunal or any other applicable administrative agency or judicial authority of competent jurisdiction in connection with the enforcement of such Holder’s rights under this Agreement or (5) is disclosed by such Holder with the Company’s prior written consent. Notwithstanding the foregoing, Holders of Notes shall be permitted to share any information that the Company delivers pursuant to this Section 4.06(a) with prospective purchasers of the Notes so long as any such prospective purchaser executes a non-disclosure or similar agreement with the Company or otherwise agrees in writing to the Company, in a form reasonably satisfactory to the Company, to abide by the confidentiality provisions described in this Section 4.06(a).

(b) [Intentionally omitted]

(c) On and after the Public Company Event, the Company or, if applicable, Successor Company, as applicable, shall file with the Representative, within 15 calendar days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act (whether or not the same are filed with the Commission within such grace period)), copies of any documents or reports that the Company or the Guarantors, as applicable, are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any information, documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company or the Guarantor, as applicable files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered and filed with the Representative for purposes of this Section 4.06(c) at the time such documents are filed via the EDGAR system (or any successor thereto); provided, however, that the Representative shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor).

(d) Delivery of reports, information and documents to the Representative under this Agreement is for informational purposes only and the Representative’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of its covenants thereunder (as to which the Representative is entitled to rely exclusively on an Officer’s Certificate).

Section 4.07 Stay, Extension and Usury Laws. Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and each of the Company and the Guarantors, if any, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Representative within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signer thereof knows of any Default or Event of Default that occurred during the previous fiscal year and, if so, specifying each such Default or Event of Default, its status and what actions the Company is taking or proposing to take with respect thereto.

In addition, the Company shall deliver to the Representative, as soon as practicable, and in any event within 3 Business Days after becoming aware of any Event of Default or Default, written notice of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09 Further Instruments and Acts. Upon request of the Representative, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement.

Section 4.10 Public Company Event. The Company shall provide notice to Holders and the Representative of the consummation of any Public Company Event no later than two Business Days following the consummation of such Public Company Event.

Section 4.11 Incurrence of Indebtedness and Issuance of Disqualified Stock. The Company and any Guarantor or Restricted Subsidiary shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company and any Guarantor or Restricted Subsidiary shall not issue any Disqualified Stock; provided however, that the Company and any Guarantor or Restricted Subsidiary may incur Permitted Indebtedness or issue Permitted Disqualified Stock.

Section 4.12 Liquidity Covenant. The Company covenants and agrees that it will not permit Liquidity to be less than $10,000,000 as of the last day of any calendar month.

Section 4.13 Limitation on Investments. Neither the Company or any Guarantor or Restricted Subsidiary shall, directly or indirectly, make any Restricted Investment.

Section 4.14 Liens. The Company and any Guarantor or Restricted Subsidiary will not, directly or indirectly, create, incur or assume any Lien of any kind on any asset now owned or hereafter acquired by the Company or such Guarantor or Restricted Subsidiary; provided that the Company and any Guarantor or Restricted Subsidiary may incur or assume any Permitted Liens.

Section 4.15 Asset Sales. The Company and any Guarantor or Restricted Subsidiary will not Dispose of any asset, including any Capital Stock owned by it (other than to the Company or any Guarantor or Restricted Subsidiary), except if sold for fair market value, but excluding Dispositions (i) of less than $2,500,000 in the aggregate; (ii) of inventory in the ordinary course of business, (iii) of non-exclusive licenses and similar arrangements for the use of the property of the Company or any Subsidiary in the ordinary course of business, (iv) of worn-out, obsolete or damaged inventory or equipment, (v) inventory subject to write-off on the Company’s financial statements, (vi) by the Company or any Subsidiary to any other of the Company or any Guarantor or Restricted Subsidiary and (vii) constituting Permitted Investments; provided that the Capital Stock of a direct, Wholly-Owned Subsidiary of the Company shall not be Disposed of to another Subsidiary of the Company unless such receiving Subsidiary of the Company is a direct or indirect Wholly-Owned Subsidiary of the Company.

Section 4.16 Limitation on Restricted Payments. The Company and any Guarantor or Restricted Subsidiary will not directly or indirectly (a) declare or pay any dividend or make any payment, distribution or return of capital, other than, in the case of a Guarantor or Restricted Subsidiary, to the Company or any other Guarantor or Restricted Subsidiary, (x) on account of the Company’s or any Guarantor’s or Restricted Subsidiary’s Capital Stock or (y) to the direct or indirect holders of the Company’s or any Guarantor’s or Restricted Subsidiary’s Capital Stock in their capacity as holders or (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Guarantor or Restricted Subsidiary held by Persons (other than repurchases of stock from former employees, officers, directors, consultants or other persons performing services for the Company or any Guarantor or Restricted Subsidiary pursuant to the terms of stock repurchase plans, employee restricted stock agreements or similar agreements under which the Company or any Guarantor or Restricted Subsidiary has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal in an amount not to exceed 5% of the Capital Stock of the Company or Guarantor or Restricted Subsidiary then-outstanding in any fiscal year) (such payments as described in parts (a) and (b) hereof, “Restricted Payments”).

Section 4.17 Intellectual Property. The Company and any Guarantor or Restricted Subsidiary will not permit any material Intellectual Property of the Company or any Guarantor or Restricted Subsidiary as of or after the Issue Date (by way of Disposition, Investment, Restricted Payment or otherwise) to be owned by any Person other than the Company or any Guarantor or Restricted Subsidiary, except that the Company and any Guarantor or Restricted Subsidiary shall be permitted to license and sub-license Intellectual Property in the ordinary course of business. For the avoidance of doubt, this Section 4.17 shall not prohibit the sale or issuance of any Capital Stock of the Company that is permitted under this Agreement.

Section 4.18 Limitations on Transactions with Affiliates. The Company and any Guarantor or Restricted Subsidiary will not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company or any Guarantor or Restricted Subsidiary, except for (a) transactions that are in the ordinary course of business, upon commercially reasonable terms that are no less favorable to the Company or applicable Guarantor or Restricted Subsidiary than would be obtained at the time in a comparable, arm’s length transaction with a non-affiliated Person, (b) transactions between or among the Company and/or any Guarantor and/or Restricted Subsidiary and that are not otherwise prohibited by this Agreement, and (c) licenses and sublicenses in the ordinary course of business, (d) any Restricted Payment to the extent permitted by Section 4.16, (e) reasonable and customary director, officer and employee compensation, including bonuses, and other benefits, including retirement, health, stock option, other equity and other benefit plans and indemnification arrangements and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise in connection therewith, and (f) the existence of, and the performance of obligations of the Company or any of its Subsidiaries under the terms of any agreement to which the Company or any of its Subsidiaries is a party as of or on the Issue Date and disclosed on Schedule II hereto, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date shall be permitted solely to the extent that its terms are not more disadvantageous in any material respect to the Holders of the Notes than the terms of the agreements in effect on the Issue Date.

Section 4.19 Addition of Guarantors. In connection with a Public Company Event under clause (1) or (3) of the definition thereof, upon the consummation of which the Company becomes a direct or indirect subsidiary of the acquiring Person (any such transaction, a “Reverse Merger”, and any such acquiring Person, the “Acquiring Person”), (i) the Acquiring Person (and the direct or indirect parent company thereof, if any) and (ii) each Subsidiary of such Acquiring Person (immediately prior to such Reverse Merger) of which the Company is a direct or indirect Subsidiary, shall execute and deliver to the Representative a supplemental agreement substantially in the form of Exhibit B attached hereto (and, with respect to the Acquiring Person, also complying with the requirements of Section 11.03) pursuant to which such Acquiring Person shall unconditionally Guarantee the Company’s Obligations until the Note Guarantee of such Person has been released in accordance with the provisions of this Agreement and assume all of the Company’s Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents on the terms set forth in this Agreement and, upon such assumption, the Company shall be released from its Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents.

Section 4.20 Tender Offer Participation Rights. If the Company or any of its Subsidiaries launches a tender or exchange offer for the Common Stock, other than an odd lot tender offer, each Holder shall be entitled to be eligible to be a participating seller in such tender or exchange offer if the shares of Common Stock such Holder would hold if such Holder had converted all of the Notes it then holds in full immediately prior to the launch of such tender or exchange offer would be eligible for sale in such tender or exchange offer based on the participation and eligibility criteria in such tender or exchange offer, and such Holder shall be entitled to convert all or any such portion of such Holder’s Notes into Common Stock in accordance with the terms of this Agreement in order to participate in the applicable tender or exchange offer, as provided for by the terms of the applicable tender or exchange offer, as of the date as of which the record holders of shares of Common Stock are to be determined for such transaction.

Section 4.21 Restrictive Legend. Promptly following the later to occur of (a) the registration of the Notes pursuant to a registration statement that has become or been declared effective under the Securities Act and (b) the Resale Restriction Termination Date, the Company shall use its commercially reasonable efforts to remove the restrictive legend on the Notes.

Section 4.22 Designation of Subsidiaries. The Company may, at any time after the Issue Date, designate any Subsidiary as an Unrestricted Subsidiary (other than a Subsidiary that is a Guarantor) or as a Restricted Subsidiary by providing written notice to Representative; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (ii) no Unrestricted Subsidiary shall own any equity interests in any Restricted Subsidiary.

Article 5
[INTENTIONALLY OMITTED]

Article 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any Fundamental Change Repurchase Date, upon any Change of Control Repurchase Date, upon the date of redemption for a Change of Control Redemption, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Agreement upon exercise of a Holder’s conversion right, and such failure continues for a period of three Business Days;

(d) failure by the Company to issue a notice of a Change of Control in accordance with Section 14.01, a Fundamental Change Company Notice or a Change of Control Company Notice in accordance with Section 15.02(b) or Section 15.03(b), or notice of the consummation of the Public Company Event in accordance with Section 4.10, in each case, when due, and such failure continues for a period of five Business Days;

(e) failure by the Company, or any Guarantor or Restricted Subsidiary, as applicable, to comply with) its obligations under Sections 4.11, 4.12 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 or 16.03 or Article 11 and such failure remains unremedied for thirty calendar days after the occurrence thereof;

(f) failure by the Company, or any Guarantor or Restricted Subsidiary, as applicable, for 60 calendar days after written notice from the Representative or the Holders of at least 25% in principal amount of the Notes then outstanding determined in accordance with Section 8.01 and Section 8.02 has been received by the Company, to comply with any other covenants and obligations of the Company or any Guarantor or Restricted Subsidiary, as applicable, contained in the Agreement Documents;

(g) default by the Company, any Guarantor, if any, or solely with respect to clause (g)(i) hereunder, any Subsidiary, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed of $5,000,000 (or the foreign currency equivalent thereof) or more in the aggregate of the Company and any Guarantors, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared immediately due and payable, (ii) constituting a failure to pay the principal of or interest on any such Indebtedness when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise and in the cases of clauses (i) and (ii) such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness is not paid or discharged, as the case may be, within 30 calendar days after written notice to the Company by the Representative or to the Company and the Representative by Holders of at least 25% in aggregate principal amount of Notes then outstanding determined in accordance with Section 8.01 and Section 8.02 has been received;

(h) the Company, any Guarantor, if any, or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor, if any, or Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(i) an involuntary case or other proceeding shall be commenced against the Company or any Guarantor, if any, or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor or Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days;

(j) a final judgment or judgments for the payment of $5,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Guarantor, if any, which judgment is not discharged, paid, bonded, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(k) the Guarantee by any Guarantor, if any, ceases to be in full force and effect or such Guarantee is declared by a court of competent jurisdiction to be null and void and unenforceable or the Guarantee is found by a court of competent jurisdiction to be invalid or such Guarantor denies its liability under its Guarantee.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company, unless the principal of all of the Notes shall have already become due and payable), either the Representative or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.01 and Section 8.02, in each case, by notice in writing to the Company (and to the Representative if given by Holders), may declare 100% of the principal amount of, and accrued and unpaid interest, if any, on all the Notes to be due and payable in cash immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Agreement or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company occurs and is continuing, 100% of the principal amount of, and accrued and unpaid interest, if any, on, all Notes shall automatically become and be immediately due and payable in cash without any declaration or other act on the part of the Representative or any Holder.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, if (1) the Company shall have paid or deposited with the Representative a sum sufficient to pay all matured installments of accrued and unpaid interest upon the Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that such payment is enforceable under applicable law, on overdue installments of accrued and unpaid interest, at the rate borne by the Notes at such time), (2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (3) any and all existing Events of Default under this Agreement, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall not have become due by their terms, shall have been remedied or waived pursuant to Section 6.05, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of at least 25% in principal amount of the Notes then outstanding determined in accordance with Section 8.01 and Section 8.02, by written notice to the Company and to the Representative, may waive all existing and past Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any continuing Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest, if any, on, any Notes, (ii) a failure to repurchase any Notes when required under this Agreement, or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and is continuing, the Company shall, upon demand of any Holder of the Notes, pay to such Holder, the amount then due and payable on such Holder’s Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time. If the Company shall fail to pay such amounts forthwith upon such demand, a Holder may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

Section 6.04 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Representative or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Agreement, and no delay or omission of the Representative or any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and every power and remedy given by this Article 6 or by law to the Representative or the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Representative or the Holders.

Section 6.05 Direction of Proceedings and Waiver of Defaults by Holders. The Holders of at least 25% in principal amount of the Notes then outstanding determined in accordance with Section 8.01 and Section 8.02, by notice to the Company, may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (1) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and Change of Control Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (2) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, (3) a failure by the Company to repurchase any Notes when required under this Agreement or (4) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected thereby. Upon any such waiver the Company, the Representative and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.05, said Default or Event of Default shall for all purposes of the Notes and this Agreement be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Article 7
[INTENTIONALLY OMITTED]

Article 8
CONCERNING THE HOLDERS

Section 8.01 Who Are Deemed Absolute Owners. The Company, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.

Section 8.02 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Agreement, Notes that are owned by the Company, the Guarantors, if any, by any Subsidiary thereof or by any Affiliate of the Company or the Guarantors, if any, or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.02 if the pledgee shall establish to the satisfaction of the Company the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the Guarantors, if any, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof.

Article 9
[INTENTIONALLY OMITTED]

Article 10
SUPPLEMENTAL AGREEMENTS

Section 10.01 Supplemental Agreements Without Consent of Holders. The Company, at its own expense, may from time to time and at any time amend, supplement or waive any provision of the Agreement Documents, without prior notice to or the consent of any Holder (but subject to the requirements of the next paragraph), for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Agreement and the Notes pursuant to Article 11 or to provide for the assumption by a successor entity of the obligations of the Guarantors, if any, under this Agreement and its Note Guarantee pursuant to Article 16;

(c) to add guarantees with respect to the Notes;

(d) [reserved];

(e) to allow the Guarantors, if any, to execute a supplemental agreement and/or a Note Guarantee with respect to the Notes as may be required pursuant to this Agreement;

(f) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under the Agreement;

(g) to make any change that does not adversely affect the rights of any Holder;

(h) to adjust the Conversion Rate pursuant to and to the extent provided by Article 14;

(i) to provide for the issuance of Additional Notes, PIK Notes, and PIK Payments in accordance with the limitations set forth in this Agreement insofar as the Company determined that a supplemental agreement is necessary or advisable for such purpose;

(j) [reserved];

(k) [reserved]; or

(l) in connection with any Specified Corporate Event, to provide that the Notes are convertible into Reference Property, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.08,

Any such document reflecting the amendment, supplement or waiver to the applicable Agreement Document authorized by the provisions of this Section 10.01 may be executed by the Company without the consent of the Representative or of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02; provided that prior to executing any such document, the Company shall provide at least five Business Days’ advance written notice to the Representative of the proposed amendment, supplement or waiver and shall consult in good faith with the Representative to ensure that any such amendment, supplement or waiver is in conformity with the requirements of this Agreement.

Section 10.02 Supplemental Agreements and Other Amendments with Consent of Holders. With the written consent of the Holders of at least the Minimum Principal Amount of the Notes then outstanding, the Company and the Representative, as the case may be, at the Company’s expense, may from time to time and at any time enter into amendments, supplements or waivers to the Agreement Documents for the purpose of adding any provisions to or changing in any manner, waiving or eliminating any of the provisions of the Agreement Documents or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected thereby, no such amendment, supplement or waiver shall:

(a) except for as expressly required or permitted by Section 14.05 (with respect to adjustments to the Conversion Rate) or Section 14.08 (with respect to Reference Property) of this Agreement, reduce the consideration due upon conversion of the Notes;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or change the Maturity Date of any Note;

(d) except as expressly required or permitted by this Agreement, make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Change of Control Redemption Price, Fundamental Change Repurchase Price or Change of Control Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in currency other than that stated in the Note and in this Agreement;

(g) change the ranking of the Notes in a manner adverse to Holders;

(h) make any change in the provisions of this Agreement relating to the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) to release the Guarantors, if any, from any of their obligations under the Note Guarantees or this Agreement, except in accordance with the terms of this Agreement; or

(j) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.05.

Upon the written request of the Company, and upon receipt of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Representative shall join with the Company in the execution of such amendment, supplement or waiver to the Agreement Documents.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall promptly deliver to the Holders (with a copy to the Representative) a notice briefly describing such amendment, supplement or waiver.

Section 10.03 Effect of Amendments, Supplements or Waivers. Upon the execution of any amendment, supplement or waiver pursuant to the provisions of this Article 10, the applicable Agreement Document shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Agreement Documents of the Representative, the Company, the Guarantors, if any, and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of the applicable Agreement Document for any and all purposes.

Section 10.04 [Reserved].

Section 10.05 Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished Representative. In addition to the documents required by Section 18.05, the Representative shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Agreement and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Article 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, in one transaction or any series of transactions, to another Person, other than in a connection with a Change of Control in which the Company has elected to effect, and not revoked such election, a Change of Control Redemption with respect to all of the outstanding Notes, unless:

(a)

(i) such resulting, surviving or transferee Person is the Company; or

(ii) if not the Company, such resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country;

(b) in any such transaction where the Company is not the resulting, surviving or transferee Person, the Successor Company unconditionally assumes all of the Company’s obligations under the Notes and this Agreement pursuant to a supplemental agreement in a form reasonably satisfactory to the Representative;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Agreement; and

(d) in any transaction where the Company is not the surviving or transferee Person, the Company shall have delivered to the Representative an Officer’s Certificate and Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental agreement complies with this Agreement and all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not the Company or a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by the Company of all or substantially all of its consolidated properties and assets to another Person.

Section 11.02 Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition contemplated by Section 11.01, other than in a connection with a Change of Control in which the Company has elected to effect, and not revoked such election, a Change of Control Redemption with respect to all of the outstanding Notes, where the Company is not the resulting, surviving or transferee Person (a “Successor Transaction”) and upon the assumption by the Successor Company, by supplemental agreement, executed and delivered to the Representative, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company (except in the case of a lease of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole) shall be discharged from the obligations of the Company under the Notes and this Agreement. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the Issue Date. In the event of any such Successor Transaction (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Agreement (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may, if still in existence, be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Agreement and the Notes. In case of any such Successor Transaction, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Reverse Merger. The Company shall not consummate any Reverse Merger unless, as a condition to such Reverse Merger, the Acquiring Person unconditionally Guarantees all of the Company’s Obligations and assumes all of the Company’s Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents, and agrees to perform the obligations applicable to the “Company Group” under Section 3.2(c) and Section 3.8 of the Note Purchase Agreement and the obligations of the Company under the Registration Rights Agreement (as defined in the Note Purchase Agreement), pursuant to a supplemental agreement in a form reasonably satisfactory to the Representative and references in such applicable sections of this Agreement relating to the Conversion Obligations and Change of Control Conversion Obligations (including for purposes of clause (ii)(B)(2) of the definition of Conversion Rate and the proviso thereto) to “the Company” shall refer to “the Acquiring Person”, mutatis mutandis, and any references to the “Common Stock” shall instead be references to the Reference Property into which the Common Stock is converted into, or exchanged for in such Reverse Merger (which shall be the common stock of the Acquiring Person in the Specified Transaction).

Article 12
[INTENTIONALLY OMITTED]

Article 13
OPTIONAL CHANGE OF CONTROL REDEMPTION

Section 13.01 No Optional Redemption. Except as set forth in Section 13.02, the Notes shall not be redeemable by the Company prior to the Maturity Date.

Section 13.02 Optional Change of Control Redemption. If a Change of Control (other than the Specified Transaction set forth on Schedule 13.02) occurs at any time after the date hereof, the Company may redeem (an “Change of Control Redemption”), at the Company’s option, all of the Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof, on the Change of Control Redemption Date at a repurchase price (the “Change of Control Redemption Price”) equal to the greater of (i) 115% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Change of Control Redemption Date, payable in cash, and (ii) the product of (x) the number of shares of Common Stock issuable upon conversion of the Note to be redeemed as of immediately prior to the Change of Control Effective Date and (y) the Transaction Price in such Change of Control, payable in cash, unless, in the case of clause (i), the Change of Control Redemption Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Redemption Price shall be paid in cash in an amount equal to 115% of the principal amount of Notes to be redeemed pursuant to this Section 13.02.

Section 13.03 Notice of Change of Control Redemption; Selection of Notes.

(a) If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Notes pursuant to Section 13.02, it shall fix a date for the Change of Control Redemption which shall be the Change of Control Effective Date (the “Change of Control Redemption Date”), and it shall provide notice of such Change of Control Redemption (a “Change of Control Redemption Notice”) not less than ten (10) nor more than thirty (30) calendar days prior to the expected Change of Control Redemption Date to each Holder of Notes to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that, the Holder shall be entitled to elect to convert all or any portion of the specified Notes in connection with, and conditioned upon the consummation of the anticipated Change of Control, in which case such conversion shall occur immediately prior to such anticipated Change of Control. For the avoidance of doubt, the Change of Control Redemption Date must be a Business Day.

(b) The Change of Control Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Change of Control Redemption Notice by mail to the Holder of any Note designated for Change of Control Redemption as a whole or in part, or any defect in the Change of Control Redemption Notice, shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Change of Control Redemption Notice shall specify:

(i) the events causing the Change of Control;

(ii) the expected date of the Change of Control;

(iii) the expected Change of Control Redemption Date;

(iv) the Change of Control Redemption Price;

(v) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vi) the Change of Control Conversion Rate and that Holders may surrender their Notes for conversion at any time not less than 3 calendar days prior to the expected Change of Control Redemption Date;

(vii) that on the Change of Control Redemption Date, the Change of Control Redemption Price will be paid upon each Note to be redeemed, and that, unless the Company defaults in the payment of the Change of Control Redemption Price, interest thereon, if any, shall cease to accrue on and after the Change of Control Redemption Date;

(viii) the place or places where such Notes are to be surrendered for payment of the Change of Control Redemption Price; and

(ix) in case any Note is redeemed in part only, the portion of the principal amount thereof to be redeemed, which principal amount must be $1,000 or an integral multiple in excess thereof, and that on and after the Change of Control Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Notes shall be selected for Change of Control Redemption (in principal amounts of $1,000 or integral multiples in excess thereof) by lot.

(e) If a Holder converts a Note a portion of which has been selected for Change of Control Redemption, the converted portion will be deemed to be from the portion selected for Change of Control Redemption.

(f) In the event of any Change of Control Redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for Change of Control Redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 13.04 Payment of Notes Called for Change of Control Redemption

(a) If any Change of Control Redemption Notice has been given in respect of the Notes in accordance with Section 13.03, the Notes shall become due and payable on the Change of Control Redemption Date at the place or places stated in the Change of Control Redemption Notice and at the Change of Control Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Change of Control Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Change of Control Redemption Price.

(b) Prior to the open of business on the Change of Control Redemption Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Change of Control Redemption Date), sufficient to pay the Change of Control Redemption Price of all of the Notes to be redeemed on such Change of Control Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed (including the payment of any non-cash consideration, which shall be paid directly by the Company or its designee, rather than the Paying Agent) shall be made on the Change of Control Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the cash portion of the Change of Control Redemption Price. If any portion of the Change of Control Redemption Price is payable in a form other than cash, such non-cash consideration shall be delivered by the Company or its designee directly to the Holders.

Section 13.05 Restrictions on Change of Control Redemption . The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Agreement, and such acceleration has not been rescinded, on or prior to the Change of Control Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Change of Control Redemption Price with respect to such Notes).

Article 14
CONVERSION OF NOTES

Section 14.01 Conversion upon Change of Control. Subject to and upon compliance with the provisions of this Article 14, including without limitation Section 14.03(i), in connection with any Change of Control (other than the Specified Transaction), each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple in excess thereof (or, if a PIK Payment has been made, if the portion to be converted is $1.00 principal amount or an integral multiple in excess thereof )) of such Note on or after the time that is ten (10) Business Days prior to the anticipated Effective Date of such Change of Control until the close of business on the day that is three (3) calendar days prior to the actual date such Change of Control becomes effective (the “Change of Control Effective Date”), into Common Stock (or such Reference Property pursuant to Section 14.08 in lieu of such Common Stock), subject to, and in accordance with, the settlement provisions of Section 14.03 (the “Change of Control Conversion Obligation”); provided, however, such conversion shall be allowed only if the Common Stock, or Reference Property as applicable, is issued in the conversion transaction by the Company, its successor for U.S. federal tax purposes (including Company’s sole regarded owner if Company is treated as disregarded for U.S. federal Tax purposes), or a corporation that is related to the Company or its successor under Section 267(b) or Section 707(b)(1) of the Code. The Company shall notify the Holders and the Representative in writing of any Change of Control no later than fifteen (15) Business Days prior to the anticipated Effective Date of a Change of Control (or if such anticipated Effective Date is not known prior to such date, promptly following knowledge of such anticipated Effective Date but in any event no later than two (2) Business Days after the Change of Control Effective Date). In the case of Physical Notes, such notice shall be by first class mail. No failure of the Company to give the foregoing notice and no defect therein shall limit the Holders’ conversion rights or affect the validity of the proceedings for the conversion of the Notes pursuant to this Section 14.01. Notwithstanding the foregoing, no Holder may convert any portion of such Holder’s Notes unless the Notes delivered for conversion represent (1) at least $250,000 in aggregate principal amount of Notes (the “Minimum Conversion Amount”) or (2) if less than the Minimum Conversion Amount, all of the Notes held at such time by Holder.

Section 14.02 Conversion. Other than upon a Change of Control pursuant to Section 14.01, and subject to and upon compliance with the other provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple in excess thereof (or, if a PIK Payment has been made, if the portion to be converted is $1.00 or an integral multiple in excess thereof)) of such Note, until the close of business on the third Business Day immediately preceding the Maturity Date, into a number of shares of Common Stock equal to (a), if no PIK Payment has been made, the applicable Conversion Rate per $1,000 principal amount of Notes or (b), if a PIK Payment has been made, the quotient of (i) the applicable Conversion Rate and (ii) $1,000, per $1.00 principal amount of Notes (subject, in each case, to, and in accordance with, the settlement provisions of Section 14.03, the “Conversion Obligation”); provided, however, such conversion shall be allowed only if the Common Stock, or Reference Property as applicable, is issued in the conversion transaction by the Company, its successor for U.S. federal tax purposes (including Company’s sole regarded owner if Company is treated as disregarded for U.S. federal Tax purposes), or a corporation that is related to the Company or its successor under Section 267(b) or Section 707(b)(1) of the Code. Notwithstanding the foregoing, (A) no Holder may convert all or any portion of Notes until after the earlier of (1) the consummation of the Specified Transaction or (2) the termination of the definitive merger agreement for the Specified Transaction in accordance with its terms and (B) no Holder may convert any portion of such Holder’s Notes unless the Notes delivered for conversion represent (1) at least the Minimum Conversion Amount or (2) if less than the Minimum Conversion Amount, all of the Notes held at such time by Holder.

Section 14.03 Conversion Procedure; Settlement Upon Conversion

(a) Subject to Section 14.01, Section 14.02, this Section 14.03 and Section 14.08(a), upon conversion of any Note pursuant to (i) Section 14.01, the Company shall deliver to the converting Holder (1) prior to a Public Company Event under clause (1) or (2) of the definition thereof, shares of Common Stock (rounding up to the nearest one-ten thousandth (0.0001)) (or such Reference Property pursuant to Section 14.08 in lieu of such Common Stock) or (2) following a Public Company Event under clause (1) or (2) of the definition thereof, shares of Common Stock, together with a cash payment in lieu of delivering any fractional share as set forth below under Section 14.03(c) (or such Reference Property pursuant to Section 14.08 in lieu of such Common Stock), at the Change of Control Conversion Rate; or (ii) Section 14.02, the Company shall deliver to the converting Holder (1) prior to a Public Company Event under clause (1) or (2) of the definition thereof, shares of Common Stock (rounding up to the nearest one-ten thousandth (0.0001)) or (2) following a Public Company Event under clause (1) or (2) of the definition thereof, shares of Common Stock, together with a cash payment in lieu of delivering any fractional share as set forth below under Section 14.03(c), at a Conversion Rate in accordance with Section 14.02 (as adjusted pursuant to Section 14.05, as applicable), in each case (i) and (ii), on the second Business Day following the relevant Conversion Date (or such other date that may be applicable pursuant to a conversion in accordance with Section 14.03(c) or Section 14.03(k)). A Holder may convert fewer than all of such Holder’s Notes.

(b) Before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) if such Holder would have a filing and waiting period or approval requirement in advance of such Conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other antitrust, merger control, or competition law (collectively with the HSR Act, the “Antitrust Laws”) make or cause to be made by its ultimate parent entity as that term is defined in the HSR Act any such required filings under the Antitrust Laws and obtain any required waiting period expirations or terminations or approvals; (ii) (1) complete, manually sign and deliver an irrevocable (except as set forth in clause (c)) notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation or the Change of Control Conversion Obligation, as the case may be, to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents that the Company or the Conversion Agent may reasonably require, (4) if required, pay all transfer, stamp and similar taxes as set forth in Section 14.03(d) and Section 14.03(e) and (5) if required, pay funds to the Conversion Agent equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.03(h). The Representative (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or a Change of Control Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice or Change of Control Repurchase Notice in accordance with Section 15.04.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation or the Change of Control Conversion Obligation, as the case may be, with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above except in the case of subsection (b)(i) above in which case a Note shall be deemed to have been converted the day following the expiration or termination of any applicable waiting period or the receipt of approval under any Antitrust Law; provided that, in any Notice of Conversion, a Holder that has complied with the requirements set forth in subsection (b) above shall be entitled to elect to convert all or any portion, subject to the Minimum Conversion Amount, of its Notes in connection with, and conditioned upon, the consummation of an anticipated Specified Corporate Event, in which case the Conversion Date shall be the date of the consummation of such Specified Corporate Event, and such Notes will be converted into the Common Stock immediately following the consummation of such Specified Corporate Event unless the Holder designates in its Notice of Conversion that such conversion shall occur immediately prior to such Specified Corporate Event, provided that, if the Company notifies Holders or otherwise announces that it will not complete such Specified Corporate Event, such Holder shall be entitled to revoke its Notice of Conversion at any time thereafter. In connection with a Reverse Merger, the Company agrees to provide written notice to the Holders, the Representative and the Conversion Agent of the date on which the Notes shall be convertible into the applicable Reference Property. The Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form (or, following a Public Company Event, at the election of the Holder, in book-entry form) and by updating the stockholder register of the Company, in satisfaction of the Company’s Conversion Obligation or the Change of Control Conversion Obligation, as the case may be.

(d) In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder must pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) [Intentionally omitted]

(h) Subject to Section 14.01 and 14.02, upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation or Change of Control Conversion Obligation, as applicable, shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes in cash on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period beginning after the close of business on any Regular Record Date and ending at the open of business on the immediately following Interest Payment Date must be accompanied by cash funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the holder of record on such Regular Record Date); provided that no such payment shall be required (1) for Notes surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Change of Control Repurchase Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date described in clause (2) or any Change of Control Repurchase Date described in clause (3) of the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted or repurchased, as applicable, following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon a conversion of Notes shall be become the equityholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company, through the Paying Agent, shall pay cash in lieu of delivering any fractional share of Common Stock issuable upon a conversion of the Notes in respect of any Conversion Obligation to Holders by wire transfer in immediately available funds to that Holder’s account within the United States as designated in writing by such Holder.

(k) Notwithstanding anything to the contrary contained herein, following the Public Company Event, the Company shall not issue to any Holder, and no Holder may acquire, a number of shares of Common Stock upon any conversion of Notes hereunder, to the extent that, upon such conversion, the number of shares of Common Stock then “beneficially owned” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) by such Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of warrants and other securities or rights to acquire securities, in each case, that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.99% of the total number of shares of Common Stock then issued and outstanding (the “Maximum Percentage”); provided, however, that the Maximum Percentage shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided, further that, other than in connection with a Successor Major Transaction, any Holder shall be permitted to include in its Notice of Conversion delivered in connection with a Change of Control or Fundamental Change that it is electing to make successive conversions, which conversions shall occur (in each case by written notice from such Holder to the Company) from time to time as determined by such Holder at any time prior to the end of the Successive Conversion Period (each such conversion being subject to the Maximum Percentage). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by any Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Holders may rely on the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the Commission, or any current report filed by the Company with the Commission subsequent thereto. Upon the written request of any Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to such Holders the number of shares of Common Stock then outstanding, and such Holder shall be entitled to rely upon such confirmation for purposes hereof. Neither the Representative nor the Conversion Agent shall have any obligation to monitor whether any conversion pursuant to this Agreement is in compliance with the foregoing provisions or the requirements of the Exchange Act, and shall have no obligation to monitor the shares of Common Stock held or to be held by any Holder.

Section 14.04 [Reserved]

Section 14.05 Adjustment of Conversion Rate. The Conversion Rate (other than the Change of Control Conversion Rate) shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, share split or share combination); and

OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than (i) with respect to an issuance for which the announcement of such issuance occurs on or before the 10th Trading Day immediately following the Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Representative and the Conversion Agent (if other than the Representative)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Representative and the Conversion Agent (if other than the Representative) within 30 Business Days following such issuance) for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the date of announcement of such issuance or (ii) with respect to an issuance for which the announcement of such issuance occurs after the 10th Trading Day immediately following the Public Company Event the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by (i) with respect to an issuance for which the announcement of such issuance occurs on or before the 10th Trading Day immediately following the Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Representative and the Conversion Agent (if other than the Representative)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Representative and the Conversion Agent (if other than the Representative) within 30 Business Days following such issuance) over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the date of announcement of such issuance and (ii) with respect to an issuance for which the announcement of such issuance occurs after the 10th Trading Day immediately following the Public Company Event, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices for the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance or such average of the fair market value on each applicable Trading Day of one share of Common Stock over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the date of announcement for such issuance, as the case may be, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

(c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.05(a) or Section 14.05(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set for in Section 14.05(d) shall apply, (iii) any dividends or distributions of Reference Property in exchange for Common Stock in connection with any transaction described in Section 14.08, (iv) except as otherwise provided in Section 14.12, rights issued pursuant to a shareholder rights plan adopted by the Company and (v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire shares of Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = (i) with respect to a distribution that has a Ex-Dividend Date that occurs on or before the 10th Trading Day immediately succeeding the Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Representative and the Conversion Agent (if other than the Representative)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Representative and the Conversion Agent (if other than the Representative) within 30 Business Days following such issuance) over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution or (ii) with respect to a distribution that has a Ex-Dividend Date that occurs after the 10th Trading Day immediately succeeding the Public Company Event, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors of the Company) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 (or if a PIK Payment has been made, $1.00) principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors of the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’ = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the shares of Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = (i) with respect to a distribution that has an Ex-Dividend Date that occurs before the Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Representative and the Conversion Agent (if other than the Representative)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Representative and the Conversion Agent (if other than the Representative) within 30 Business Days following such issuance) over the Valuation Period or (ii) with respect to a distribution that has an Ex-Dividend Date that occurs on or after the Public Company Event, the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined by the Company on, and shall occur at, the last Trading Day of the Valuation Period provided that in respect of any conversion of Notes with a Conversion Date occurring during the Valuation Period, references in the portion of this Section 14.05(c) related to Spin-Offs with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend distribution had not been declared, effective as of the date on which the Board of Directors of the Company determines not to consummate such Spin-Off.

For purposes of this Section 14.05(c) (and subject in all respect to Section 14.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.05(c) (and no adjustment to the Conversion Rate under this Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated (or deemed to have expired or been terminated pursuant to the immediately preceding sentence) without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Conversion Rate was made in connection with such issuance).

For purposes of Section 14.05(a), Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.05(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.05(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.05(a) and Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.05(a) or “outstanding immediately prior to the close of business on such Ex-Dividend Date” within the meaning of Section 14.05(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = (i) with respect to a dividend or distribution that has an Ex-Dividend Date on or prior to the Public Company Event, the fair market value of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Representative and the Conversion Agent (if other than the Representative)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Representative and the Conversion Agent (if other than the Representative) within 30 Business Days following such issuance) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution or (ii) with respect to a dividend or distribution that has an Ex-Dividend Date after the Public Company Event, the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase made under this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 (or if a PIK Payment has been made, $1.00) principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) [Reserved]

(f) [Reserved]

(g) [Reserved]

(h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(i) In addition to those adjustments required by clauses (a), (b), (c), (d), and (e), of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable listing standards of the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable listing standards of the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted pursuant to this Article 14:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) except as set forth in Section 14.05(b) or Section 14.05(c), upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection;

(iv) solely for a change in the par value (or lack of par value) of the Common Stock;

(v) upon the repurchase of any shares of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the kind described in Section 4.20; or

(vi) for accrued and unpaid interest, if any.

All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, the Company shall carry forward any adjustments to the Conversion Rate that are less than 1% of the Conversion Rate and make all such carried-forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (ii) regardless of whether the adjustment (or such cumulative net effect) is less than 1%, (a) on the Conversion Date for any Notes or (b) upon the occurrence of any Fundamental Change.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Representative (and the Conversion Agent if not the Representative) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Representative shall have received such Officer’s Certificate, the Representative shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.06 Adjustments of Prices. Whenever any provision of this Agreement requires the Company to calculate the Last Reported Sale Prices or the Transaction Price over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to Section 14.05) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date, or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Transaction Price are to be calculated.

Section 14.07 Shares to Be Reserved. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock, and shall at all times (including immediately following any event that causes an adjustment to the Conversion Rate hereunder) maintain a sufficient number of authorized but unissued shares of Common Stock, to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder, and without giving effect to any limitation that may be imposed by the Maximum Percentage).

Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change of par value or to no par value),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each, a “Specified Corporate Event”), then the Company, the Successor Company (if applicable) and the acquiring Person (including, if the Specified Corporate Event is a Reverse Merger, the Acquiring Person), as applicable, shall execute, at or prior to the effective time of the Specified Corporate Event, with the Representative a supplemental agreement permitted under Section 10.01(l) without the consent of the Holders (which, if applicable, shall also comply with the requirements of Section 11.03) providing that, at and after the effective time of such Specified Corporate Event, the Holders’ right to convert Notes at the Conversion Rate into Common Stock shall (i) in the case of a Specified Corporate Event (other than the Specified Transaction), be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have owned or been entitled to receive upon the occurrence of such Specified Corporate Event (for the avoidance of doubt, without giving effect to Section 14.03(k)) or (ii) in the case of a Specified Corporate Event that is the Specified Transaction, into Common Stock of the Acquiring Person equal to the Conversion Rate set forth in clause (ii)(B)(2) of the definition thereof (such property, the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive).

If the Specified Corporate Event (other than the Specified Transaction) causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of equityholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all conversions for which the relevant Conversion Date occurs after the Effective Date of such Specified Corporate Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes (or if a PIK Payment has been made, the consideration due upon conversion of each $1.00 principal amount of Notes) shall be solely cash in an amount equal to (1) if no PIK Payment has been made, the Conversion Rate in effect on the Conversion Date (which will be the applicable Change of Control Conversion Rate if such Specified Corporate Event is also a Change of Control) or (2) if a PIK Payment has been made, the quotient of (a) the Conversion Rate in effect on the Conversion Date (which will be the applicable Change of Control Conversion Rate if such Specified Corporate Event is also a Change of Control) (any such Change of Control Conversion Rate described in clause (1) or (2) above, the (“Change of Control Conversion Rate”) and (b) 1,000, in each case, multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Representative and the Conversion Agent (if other than the Representative) of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any such Specified Corporate Event includes Capital Stock, such supplemental agreement described in the second immediately preceding paragraph providing that the Notes will be convertible into Reference Property shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Article 14. If, in the case of any Specified Corporate Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person that is a party to the transaction other than the Company or the Successor Company (including the Acquiring Person in the case of a Reverse Merger), as the case may be, in such Specified Corporate Event, then such supplemental agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the conversion rights set forth in this Article 14, the redemption rights set forth in Article 13, and the repurchase rights set forth in Article 15.

(b) When the Company executes a supplemental agreement pursuant to subsection (a) of this Section 14.08, the Company shall promptly file with the Representative an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such supplemental agreement have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental agreement to be delivered to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental agreement.

(c) The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock, as set forth in Section 14.01, Section 14.02 and Section 14.03, prior to the Effective Date of such Specified Corporate Event.

(d) The above provisions of this Section 14.08 shall similarly apply to successive Specified Corporate Events.

Section 14.09 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) Following the Public Company Event, the Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

(d) Each Holder hereby agrees that it will assess in advance whether its acquisition, sale, or transfer of any voting shares of the Company would be subject to advance reporting and waiting period requirements under any Antitrust Law and if so it will not acquire, sell, or transfer any voting shares of the Company until the required filings have been made under the Antitrust Laws and the required waiting period expirations or terminations and the required approvals under the Antitrust Laws have been obtained.

Section 14.10 [Intentionally Omitted].

Section 14.11 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.05 or Section 14.12;

(b) Specified Corporate Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Agreement) and to the extent applicable, the Company shall cause to be filed with the Representative and the Conversion Agent (if other than the Representative) and to be delivered to each Holder at its address appearing on the Note Register, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or (ii) the date on which such Specified Corporate Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.

Section 14.12 Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Article 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 Reserved.

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change on or after the Public Company Event.

(a) If a Fundamental Change occurs at any time after the Public Company Event and prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice, at a repurchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be paid in cash in an amount equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 15.02. The Fundamental Change Repurchase Date shall be subject to postponement, without penalty to the Company, in order to allow the Company to comply with applicable law as a result of any changes to such applicable law occurring after the date of this Agreement.

(b) On or before the 20th calendar day after the occurrence of the Effective Date of a Fundamental Change occurring at any time after the Public Company Event, the Company shall provide to all Holders of Notes and the Representative and the Paying Agent (in the case of a Paying Agent other than the Company) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Repurchase Notice and any Change of Control Repurchase Notice, in accordance with the terms of this Agreement; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

Section 15.03 Repurchase at Option of Holders Upon a Change of Control Prior to a Public Company Event.

(a) If a Change of Control (other than the Specified Transaction) occurs at any time after the date hereof, each Holder shall have the right, at such Holder’s option pursuant to the procedures provided in Section 15.07, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof, on the date (the “Change of Control Repurchase Date”) of the effectiveness of such Change of Control at a repurchase price in cash in an amount equal to 102% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Change of Control Repurchase Date (the “Change of Control Repurchase Price”), unless the Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Repurchase Price shall be paid in cash in an amount equal to 102% of the principal amount of Notes to be repurchased pursuant to this Section 15.03. The Change of Control Repurchase Date shall be subject to postponement, without penalty to the Company, in order to allow the Company to comply with applicable law as a result of any changes to such applicable law occurring after the date of this Agreement.

(b) Not less than ten (10) nor more than thirty (30) calendar days prior to the expected effectiveness of a Change of Control, the Company shall provide to all Holders of Notes, the Representative and the Paying Agent (in the case of a Paying Agent other than the Company) a notice (the “Change of Control Company Notice”) of the occurrence of the Change of Control and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail. Each Change of Control Company Notice shall specify:

(i) the events causing the Change of Control;

(ii) the expected date of the Change of Control;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Change of Control Repurchase Price;

(v) the expected Change of Control Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Change of Control Conversion Rate and the date until which Holders may convert their Notes pursuant to Section 14.01;

(viii) the Transaction Price Notice;

(ix) that the Notes with respect to which a Change of Control Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control Repurchase Notice in accordance with the terms of this Agreement; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.03.

Section 15.04 Withdrawal of Fundamental Change Repurchase Notice or Change of Control Repurchase Notice. Holders of Physical Notes may withdraw (in whole or in part) a Fundamental Change Repurchase Notice or Change of Control Repurchase Notice by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.04 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Expiration Time or prior to the close of business on the third (3rd) calendar day immediately preceding the expected Change of Control Repurchase Expiration Time, as applicable, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) the certificate number(s) of the Note(s) in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof;

Section 15.05 Deposit of Fundamental Change Repurchase Price and Change of Control Repurchase Price.

(a) The Company will deposit with the Paying Agent (or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04(a)) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Change of Control Repurchase Price, as applicable. Payment for Notes surrendered for repurchase (and not validly withdrawn in accordance with Section 15.04) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) or the Change of Control Repurchase Date (provided the Holder has satisfied the conditions in Section 15.03), as applicable, and (ii) the delivery of such Notes to the Representative (or other Paying Agent appointed by the Company) by the Holder thereof or the time of book-entry transfer, in the manner required by Section 15.07 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or such Change of Control Repurchase Date, as applicable, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn in accordance with Section 15.04, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and the Change of Control Repurchase Price (and default interest specified in this Agreement on overdue amounts, if any), as the case may be, and, if the Fundamental Change Repurchase Date or Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02 or Section 15.03, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.06 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice or Change of Control Repurchase Notice, as applicable, the Company will, if required:

(a) comply with any tender offer rules under the Exchange Act that may then be applicable, including, without limitation, Rule 13e-4 and Rule 14e-1, if applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15; provided that to the extent that the provisions of any securities laws or regulations conflict with the provisions of this Agreement relating to the Company’s obligations to purchase the Notes upon a Fundamental Change or upon a Change of Control, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Agreement by virtue of such conflict.

Section 15.07 Repurchase Procedures. (a) Repurchases of Notes under Sections 15.02 and 15.03, as applicable, shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder (x) of a duly completed notice substantially in the form of the Form of Fundamental Change Repurchase Notice (the “Fundamental Change Repurchase Notice”) or (y) no later than the date that is at least three (3) calendar days prior to the expected effectiveness of a Change of Control, of a duly completed notice substantially in the form of the Form of Change of Control Repurchase Notice (the “Change of Control Repurchase Notice”), on or before the close of business on the Business Day immediately preceding (x) with respect to a repurchase pursuant to Section 15.02, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”) or (y) with respect to a repurchase pursuant to Section 15.03, the Change of Control Repurchase Date (the “Change of Control Repurchase Expiration Time”), as applicable; and

(ii) delivery of the Notes, with respect to a repurchase pursuant to Section 15.02, prior to the Fundamental Change Repurchase Expiration Time or, with respect to a repurchase pursuant to Section 15.03, prior to the Change of Control Repurchase Expiration Time, as applicable, by physical delivery to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as the case may be, (together with all necessary endorsements for transfer).

(b) The Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as applicable, in respect of any Notes to be repurchased shall state:

(i) the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Agreement;

Notwithstanding anything herein to the contrary, any Holder electing to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof, as contemplated by this Article 15, shall have the right to withdraw, in whole or in part, such notice at any time prior to, with respect to a repurchase pursuant to Section 15.02, the close of business on the Business Day immediately preceding Fundamental Change Repurchase Expiration Time or, with respect to a purchase pursuant to Section 15.03, the close of business on the third (3rd) calendar day immediately preceding the Change of Control Repurchase Expiration Time, by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.04 hereof.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice, Change of Control Repurchase Notice or notice of withdrawal thereof.

Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change or Change of Control, as applicable, if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or Change of Control Repurchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or Change of Control Repurchase Price, as the case may be, with respect to such Notes), and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice or Change of Control Repurchase Price with respect thereto shall be deemed to have been withdrawn.

Article 16
GUARANTEE

Section 16.01 Note Guarantee. Subject to the limitations set forth in Section 16.05, the Guarantors hereby, jointly and severally unconditionally and irrevocably Guarantee, as primary obligor and not merely as surety, to each Holder and their respective successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and premium, if any, and interest, if any, on the Notes (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings), shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, required purchase, redemption or repurchase or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, if any, if lawful, and all other obligations of the Company to the Holders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, required purchase, redemption or repurchase or otherwise (the “Note Guarantee”). Failing payment when due, subject to any applicable grace period, of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, legality, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, if any, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantors hereby waive, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or another Guarantor, protest, notice and all demands whatsoever and covenant that the Note Guarantee shall not be discharged except by payment in full or conversion in full of the Notes in accordance with this Agreement. If any Holder is required by any court or otherwise to return to the Company or any of the Guarantors, or any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law or other similar official acting in relation to either the Company or any of the Guarantors, any amount paid either to such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impact the rights of the Holders under the Note Guarantees.

Section 16.02 Execution and Delivery of Note Guarantee. Each Guarantor hereby agrees that its execution and delivery of any supplemental agreement substantially in the form of Exhibit B shall evidence its Note Guarantee set forth in Section 16.01 without the need for notation on the Notes.

Section 16.03 Guarantors may Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 16.04, no Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with Section 16.04) may sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, in one transaction or any series of transactions to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(a)

(i) the resulting, surviving or transferee Person is the Guarantor; or

(ii) if not the Guarantor, such resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country;

(b) in any such transaction where the Guarantor is not the resulting, surviving or transferee Person, the Successor Guarantor unconditionally assumes all of the Guarantor’s obligations under its Note Guarantee and this Agreement pursuant to a supplemental agreement in a form reasonably satisfactory to the Representative;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Agreement; and

(d) in any transaction where the Guarantor is not the surviving or transferee Person, the Guarantor shall have delivered to the Representative an Officer’s Certificate and Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental agreement complies with this Agreement and all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

For purposes of this Section 16.03, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor to another Person that is not the Guarantor or a Subsidiary of the Guarantor, which properties and assets, if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Guarantor and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by the Guarantor of all or substantially all of its consolidated properties and assets to another Person.

In case of any such consolidation, merger, sale or conveyance and, if required by this Agreement, upon the assumption by the Successor Guarantor, by supplemental agreement, executed and delivered to the Representative and satisfactory in form to the Representative, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such Successor Guarantor will succeed to and, except in the case of a lease of all or substantially all of the consolidated properties or assets of the Guarantor and its Subsidiaries, taken as a whole, shall be substituted for the Guarantor, with the same effect as if it had been named herein as the Guarantor, and the Guarantor (except in the case of a lease of all or substantially all of the consolidated properties or assets of the Guarantor and its Subsidiaries, taken as a whole) shall be discharged from the obligations of the Guarantor under the Notes and this Agreement. The Note Guarantee so evidenced will in all respects have the same legal rank and benefit under this Agreement as the Note Guarantee theretofore executed in accordance with the terms of this Agreement as though such Note Guarantee had been executed at the Issue Date.

Section 16.04 Release of Note Guarantees. In the event of:

(a) the satisfaction and discharge of this Agreement in accordance with Article 3;

(b) the liquidation or dissolution of any Guarantor; or

(c) a consolidation, merger, sale or conveyance covered by the first paragraph of Section 16.03 where the Guarantor is not the resulting, surviving or transferee Person, such Guarantor shall be automatically and unconditionally released and relieved of any obligations under its Note Guarantee and the Agreement Documents. Upon delivery by the Company to the Representative of an Officer’s Certificate and an Opinion of Counsel to the effect that such satisfaction and discharge or liquidation or dissolution (in each case, to the extent applicable) permitted by this Agreement has occurred, the Representative shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Note Guarantee and the Agreement Documents.

Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest, if any, on the Notes and for the other obligations of any Guarantor under the Agreement Documents as provided in this Article 16.

Section 16.05 Limitation on Guarantor Liability. For purposes hereof, the Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of the Guarantor under its Note Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Obligations of the Company under the Agreement Documents and (b) the amount, if any, which would not have (A) rendered the Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time its Note Guarantee was entered into, or at the time the Guarantor incurred liability thereunder, after giving effect to the incurrence of existing Indebtedness immediately prior to such time or (C) left the Guarantor with debts beyond the Guarantor’s ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount Guaranteed pursuant to its Note Guarantee is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of the Guarantor is limited to the amount set forth in subsection (b) above.

Section 16.06 “Representative” to Include Paying Agent. In case at any time any Paying Agent other than the Company shall have been appointed by the Company and be then acting hereunder, the term “Representative” as used in this Article 16 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 16 in place of the Company.

Article 17
[RESERVED]

Article 18
MISCELLANEOUS PROVISIONS

Section 18.01 Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Company and Guarantor contained in this Agreement shall bind its successors and assigns whether so expressed or not.

Section 18.02 Official Acts by Successor Company. Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 18.03 Addresses for Notices, Etc. Any notice, request or demand that by any provision of this Agreement is required or permitted to be given or served by the Representative or by the Holders on the Company or the Guarantors, if any, shall be deemed to have been sufficiently given or made, for all purposes upon actual receipt if given or served by registered or certified mail or reputable overnight courier, postage prepaid, addressed (until another address is filed by the Company with the Representative) to Cyxtera Cybersecurity, Inc. d/b/a Appgate, 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, Florida 33134; Attention: Chief Financial Officer with a copy (which shall not constitute notice) to Cyxtera Cybersecurity, Inc. d/b/a Appgate, 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, Florida 33134; Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Representative shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt if given or served by registered or certified mail or reputable overnight courier, postage prepaid, addressed (until another address is filed by the Representative with the Company) to c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

The Representative, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so sent within the time prescribed.

If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice as provided above, then such notification as shall be made with the approval of the Representative shall constitute a sufficient notification for every purpose hereunder. If it is impossible or, in the opinion of the Representative, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Representative shall constitute a sufficient publication of such notice.

Section 18.04 Governing Law; Jurisdiction. THIS AGREEMENT AND EACH NOTE AND NOTE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND EACH NOTE AND NOTE GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the Company and the Guarantors, if any, irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Representative, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Notes or the Note Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes and Note Guarantees have been paid in full, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Company and the Guarantors, if any, irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Representative. Upon any application by the Company or the Guarantors, if any, to the Representative to take any action under any of the provisions of this Agreement, the Company or the Guarantor, as applicable, shall furnish to the Representative, as the case may be, an Officer’s Certificate and Opinion of Counsel stating that the conditions precedent and covenants, if any, provided for in this Agreement relating to such action have been satisfied.

Each Officer’s Certificate or Opinion of Counsel, provided for, by or on behalf of the Company or the Guarantor in this Agreement and delivered to the Representative with respect to compliance with this Agreement (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate or opinion has read such covenant or condition precedent and is familiar with the requested action and this Agreement; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate or opinion is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not the covenants and conditions precedent to such action have been satisfied; and (iv) a statement as to whether or not, in the opinion of such person, such covenants and conditions precedent have been satisfied.

Notwithstanding anything to the contrary in this Section 18.05, if any provision in this Agreement specifically provides that the Representative shall or may receive an Opinion of Counsel in connection with any action to be taken by the Representative, or the Company or the Guarantor hereunder, the Representative shall be entitled to such Opinion of Counsel.

Section 18.06 Legal Holidays. In any case where any Interest Payment Date, Change of Control Redemption Date, Fundamental Change Repurchase Date, Change of Control Repurchase Date, or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay.

Section 18.07 [Reserved]

Section 18.08 Benefits of Agreement. Nothing in this Agreement, the Notes or the Note Guarantee, if any, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, any Note or the Note Guarantee.

Section 18.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.10 [Intentionally Omitted]

Section 18.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 18.12 Severability; Conflict. In the event any provision of this Agreement or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Notwithstanding anything to the contrary in any Agreement Document, in the event of any conflict between any provision set forth in any Agreement Document, on one hand, and this Agreement, on the other hand, that may affect any rights, privileges, protections and indemnities in favor of any Holder, such provision set forth in this Agreement shall prevail.

Section 18.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, IF ANY, AND THE REPRESENTATIVE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.14 [Intentionally Omitted]

Section 18.15 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the stock price, Last Reported Sale Prices of the Common Stock, the Transaction Price, accrued interest payable or the applicable interest rate (including the Default Rate, if applicable), on the Notes, determination of how whether interest shall be payable as PIK Interest, Partial PIK Interest or Cash Interest, Defaulted Amounts, and the Conversion Rate (including the Change of Control Conversion Rate) of the Notes. The Company shall make all these calculations in good faith and its calculations shall be final and binding on Holders of Notes except (i) in the case of manifest error or (ii) to the extent the Company fails to comply with the next sentence. Prior to finalizing any calculations called for under the Notes, the Company shall provide a proposed schedule of its calculations, including reasonable supporting detail, to the Representative at least five Business Days in advance of finalizing any such calculations, and the Company shall reflect, in the final calculation schedule, all reasonable comments that the Representative shall have provided to the Company during the four Business Day period immediately following the Representative’s receipt of the draft calculation schedule. The Company will forward its calculations to any Holder upon the written request of that Holder.

Section 18.16 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Representative, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Representative. The parties to this Agreement agree that they will provide the Representative with such information as it may request in order for the Representative to satisfy the requirements of the USA PATRIOT Act.

Section 18.17 Electronic Signatures. The parties agree that the electronic signature of a party to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limiting the foregoing, the parties agree that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing”, (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Representative, including without limitation the risk of the Representative acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CYXTERA CYBERSECURITY, INC.
D/B/A APPGATE

By:	/s/ Barry Field
	Name:	Barry Field
	Title:	CEO

[Signature Page to the Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Cryptzone Worldwide, Inc., as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Cryptzone International Holdings, Inc., as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Cryptzone North America, Inc., as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Immunity, Inc., as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Immunity Federal Services, LLC, as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Immunity Products, LLC, as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Immunity Services, LLC, as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Easy Solutions Enterprises, Corp., as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Easy Solutions, Inc., as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

Catbird Networks, Inc., as a Guarantor

By:	/s/ Barry Field
Name:	Barry Field
Title:	CEO

[Signature Page to the Agreement]

Magnetar Financial LLC, as Representative

By:	/s/ Karl Wachter
Name: Karl Wachter
Title: General Counsel

[Signature Page to the Agreement]

SCHEDULE I

Initial Holders

1.	Magnetar Constellation Master Fund, Ltd

2.	Magnetar Constellation Fund II, Ltd

3.	Magnetar Structured Credit Fund, LP

4.	Magnetar Xing He Master Fund Ltd

5.	Magnetar SC Fund Ltd

6.	Magnetar Longhorn Fund LP

7.	Purpose Alternative Credit Fund - F LLC

8.	Purpose Alternative Credit Fund - T LLC

9.	Magnetar Lake Credit Fund LLC

Schedule I-1

SCHEDULE 13.02

SPECIFIED TRANSACTION

Merger of the Company under an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, with Newtown Lane Marketing, Incorporated, a Delaware corporation (“Newtown”), and Newtown Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Newtown (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Newtown (the “Merger”). Following consummation of the Merger the existing business of Newtown will cease, following which the Company’s business shall become the sole business of Newtown, which is a public company subject to the reporting requirements of the Exchange Act, operating under the brand “Appgate”.

Schedule 13.02-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO CYXTERA CYBERSECURITY, INC. D/B/A APPGATE (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE (1) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (2) AN ACCREDITED INSTITUTIONAL INVESTOR, WITHIN THE MEANING OF CLAUSES (1), (2), (3), (7), (8), (9) AND (12) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT),

IN EACH CASE, SUBJECT TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, (2) THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD WITH RESPECT TO THE NOTES PURSUANT TO RULE 144 OR ANY SUCCESSOR PROVISION THERETO, AND (3) THE DATE ON WHICH THE NOTES CONSTITUTE “COVERED SECURITIES” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITIES” UNDER SECTION 18 OF THE SECURITIES ACT.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C)(2) AND CLAUSE (D), THE COMPANY AND THE NOTE REGISTRAR SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON FOR THE COMPANY TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.]

THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, SUCH SHARES MAY BE “RESTRICTED SECURITIES” THAT MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ISSUER OF SUCH SECURITIES (OR ANY SUBSIDIARY THEREOF), PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Cyxtera Cybersecurity, Inc.
d/b/a Appgate

Convertible Senior Note due 2024

[PIK]

No. [_____]	$[_________]

Cyxtera Cybersecurity, Inc. d/b/a Appgate, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Agreement referred to on the reverse hereof), for value received, hereby promises to pay to [_______], or registered assigns, on the Maturity Date, the principal sum of $[_______] and interest thereon as set forth below.

This Note shall bear interest at the rate (the “Interest Rate”) of 5.50% per year from February 9, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date; provided that, in the event the Company duly makes an election under Section 2.03(c)(i) and timely delivers a notice to the Representative and the Holders prior to the beginning of the related Interest Period to make a Cash Interest payment, the Interest Rate in respect of such Interest Period shall be 5.00%.

Interest is payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2021, to Holders of record at the close of business on the preceding January 15 and July 15 (whether or not such record date is a Business Day), respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the actual number of days elapsed over a 30-day month, and shall be compounded annually.

Notwithstanding anything to the contrary herein, the payment of accrued interest shall be made solely in cash, (A) in connection with any redemption of Notes as described under Section 13.02 of the Agreement, (1) with respect to all Notes, if the related Change of Control Redemption Date is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be redeemed, if the Change of Control Redemption Date is on any other date, (B) in connection with any repurchase of Notes as described under Section 15.02 and Section 15.03 of the Agreement, (1) with respect to all Notes, if the related Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be repurchased, if the related Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is on any other date, (C) with respect to all Notes, if any Notes are surrendered for conversion after the close of business on a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, and (D) on the final Interest Payment Date.

Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Agreement and shall have the same rights and benefits as the Notes issued on the Issue Date.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.

The Company shall pay the principal of and interest (other than PIK Interest or Partial PIK Interest) on this Note in immediately available funds to a Holder’s account within the United States as specified in writing by such Holder to the Company. As provided in and subject to the provisions of the Agreement, the Company shall pay the principal of any Notes at the office or agency designated by the Company for that purpose. The Company has initially designated itself as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

At all times, PIK Interest and Partial PIK Interest on the Notes will be payable by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest or Partial PIK Interest, as applicable, for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up) to the Holders on the relevant Regular Record Date, as shown in the register of the Note Registrar.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Agreement. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Agreement, the provisions of the Agreement shall control and govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CYXTERA CYBERSECURITY, INC.
D/B/A APPGATE

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

Cyxtera Cybersecurity, Inc.
d/b/a Appgate
Convertible Senior Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its “Convertible Senior Notes due 2024” (the “Notes”), initially limited to the aggregate principal amount of $50,000,000, subject to any PIK Payments permitted by the Agreement that are made pursuant to Section 2.03(c)(i) thereof, and except for (i) Notes delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted by the Agreement and (ii) Additional Notes issued in accordance with the terms of the Agreement, all issued or to be issued under and pursuant to a Note Issuance Agreement dated as of February 8, 2021 (the “Agreement”), between the Company and Magnetar Financial LLC, as representative of the Holders (in such capacity, the “Representative”), to which Agreement and all agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Representative, the Company and the Holders of the Notes. Additional Notes may be issued subject to certain conditions specified in the Agreement. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Agreement.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Representative or Holders of at least 25% in aggregate principal amount of Notes then outstanding determined in accordance with Section 8.01 and Section 8.02 of the Agreement, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Agreement.

Subject to the terms and conditions of the Agreement, the Company will make all payments and deliveries in respect of the Change of Control Redemption Price on the Change of Control Redemption Date, Fundamental Change Repurchase Price or Change of Control Repurchase Price on the Fundamental Change Repurchase Date or the Change of Control Repurchase Date, as applicable, and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Agreement contains provisions permitting the Company, in certain circumstances, without the consent of the Holders of the Notes (but with prior notice to and consultation with the Representative), and in certain other circumstances, with the consent of the Holders of not less than 25% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.01 and Section 8.02 of the Agreement or not less than the Minimum Principal Amount of the Notes at the time outstanding, evidenced as in the Agreement provided, to execute a supplemental agreement modifying the terms of the Agreement and the Notes as described therein. It is also provided in the Agreement that, subject to certain exceptions, the Holders of at least 25% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.01 and Section 8.02 of the Agreement may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Agreement and its consequences.

No reference herein to the Agreement and no provision of this Note or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof; provided that after a PIK Payment, the Notes shall be in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Agreement, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to any sinking fund.

On or after a Public Company Event, and upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option and subject to the provisions of the Agreement, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 (or, if a PIK Payment has been made, in principal amounts of $1.00) or integral multiples in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

If a Change of Control occurs (other than the Specified Transaction), the Holder has the right, at such Holder’s option and subject to the provisions of the Agreement, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 (or, if a PIK Payment has been made, in principal amounts of $1.00) or integral multiples in excess thereof) on the Change of Control Repurchase Date at a price equal to the Change of Control Repurchase Price or on the Change of Control Redemption Date at a price equal to the Change of Control Redemption Price, as applicable.

The Notes are convertible into Common Stock in accordance with the terms of the Agreement.

The payment of the principal of, premium, if any, and interest, if any, on the Notes, is unconditionally guaranteed, jointly and severally, by the Guarantors, if any, to the extent set forth in and subject to the provisions of the Agreement.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

Cyxtera Cybersecurity, Inc.
d/b/a Appgate
Convertible Senior Notes due 2024

To:	Cyxtera Cybersecurity, Inc. d/b/a Appgate, as issuer of the above-referenced Notes [____________]

Magnetar Financial LLC, as Representative of the Holders
[____________]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple in excess thereof) below designated pursuant to:

Section 14.02,

in accordance with the terms of the Agreement referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.03(d) and Section 14.03(e) of the Agreement. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

The undersigned Holder represents and warrants that the Notes delivered for conversion represents:

[__] At least the Minimum Conversion Amount; or

[__] If less than the Minimum Conversion Amount, all of the Notes held at such time by such Holder.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution

(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Cyxtera Cybersecurity, Inc.
d/b/a Appgate

Convertible Senior Notes due 2024

To:	Cyxtera Cybersecurity, Inc. d/b/a Appgate, as issuer of the above-referenced Notes [____________]

Magnetar Financial LLC, as Representative of the Holders
[____________]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cyxtera Cybersecurity, Inc. d/b/a Appgate (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Agreement referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF CHANGE OF CONTROL REPURCHASE NOTICE]

Cyxtera Cybersecurity, Inc.
d/b/a Appgate
Convertible Senior Notes due 2024

To:	Cyxtera Cybersecurity, Inc. d/b/a Appgate, as issuer of the above-referenced Notes [____________]

Magnetar Financial LLC, as Representative of the Holders
[____________]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cyxtera Cybersecurity, Inc. d/b/a Appgate (the “Company”) as to the occurrence of a Change of Control with respect to the Company and specifying the Change of Control Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.03 of the Agreement referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple in excess thereof) below designated, and (2) if such Change of Control Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change of Control Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

Cyxtera Cybersecurity, Inc.
d/b/a Appgate

Convertible Senior Notes due 2024

For value received, ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Agreement governing such Note, the undersigned confirms that such Note is being transferred:

●	To Cyxtera Cybersecurity, Inc. d/b/a Appgate or a Subsidiary thereof; or

●	Pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such transfer; or

●	To a person that (A) the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended, or (B) is an accredited investor, within the meaning of clauses (1), (2), (3), (7), (8), (9) and (12) of Rule 501(A) of Regulation D under the Securities Act; or

●	Pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended (including, if available, the exemption provided by Rule 144 under the Securities Act of 1933, as amended).

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

[Form of Supplemental Agreement]

SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”), dated as of [____________], among [_______] (the “Guarantor”), a [_____] [corporation] and direct or indirect parent of Cyxtera Cybersecurity, Inc. d/b/a Appgate (or its successor), a Delaware corporation (the “Company”), the Company, and Magnetar Financial LLC, as representative of the Holders (the “Representative”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Representative a Notes Issuance Agreement (as amended or supplemented, the “Agreement”), dated as of February 8, 2021, providing for the issuance of Convertible Senior Notes due 2024 (the “Notes”);

WHEREAS, the undersigned may execute and deliver to the Representative a supplemental agreement pursuant to which the undersigned becomes the Guarantor under the Agreement and shall unconditionally guarantee all of the Company’s obligations under the Agreement Documents pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS, Section 10.01(c) of the Agreement provides, among other things, that the Company, the Guarantors, if any, and the Representative may amend or supplement the Agreement Documents without the consent of any Holder to add the Note Guarantee with respect to the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantor, the Company and the Representative mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees to guarantee the Company’s Obligations under the Notes and the Agreement on the terms and subject to the conditions set forth in Article 16 of the Agreement and to be bound by all other applicable provisions of the Agreement.

3. EFFECTIVENESS. This Supplemental Agreement shall be effective upon execution by the parties hereto. Upon effectiveness of this Supplemental Agreement, the Guarantor will be the Guarantor under the Agreement.

4. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Representative assumes no responsibility for their correctness. The Representative makes no representations as to the validity of this Supplemental Agreement.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties hereto may sign any number of copies of this Supplemental Agreement (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Agreement and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Supplemental Agreement as to the parties hereto and may be used in lieu of the original Supplemental Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. ACCEPTANCE BY THE REPRESENTATIVE: The Representative assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and the Guarantor and the Representative shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Agreement and make no representation with respect thereto.

9. SEVERABILITY. In case any provision in this Supplemental Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

10. RATIFICATION OF AGREEMENT; SUPPLEMENTAL AGREEMENTS PART OF AGREEMENT. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Agreement shall form a part of the Agreement for all purposes, and every Holder of Notes heretofore or hereafter delivered shall be bound hereby.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above written.

CYXTERA CYBERSECURITY, INC.
D/B/A APPGATE

By:
Name:
Title:

[Insert Name of Guarantor]

By:
Name:
Title:

MAGNETAR FINANCIAL LLC, as Representative

By:
Name:
Title:

EXHIBIT C

Illustrative Example of Conversion Rate

(attached)

C-1

Note Conversion Rate Calculation

	Three Cases		
	$100m of Notes	$75m of Notes	$50m of Notes
A. Prior to the Specified Transaction			
Conversion Rate Calculation			
Principal Amount per Note (Numerator)	$1,000.00	$1,000.00	$1,000.00
DIVIDED BY:			
Pre-Money Equity Value	$900,000,000.00	$900,000,000.00	$900,000,000.00
AppGate Shares Outstanding	500.00	500.00	500.00
Denominator	$1,800,000.00	$1,800,000.00	$1,800,000.00
EQUALS:			
Conversion Rate	**0.00055556**	**0.00055556**	**0.00055556**
Ownership Calculation			
Total Convertible Note Investment	$100,000,000.00	$75,000,000.00	$50,000,000.00
÷ Principal Amount per Note	$1,000.00	$1,000.00	$1,000.00
Number of Notes	100,000	75,000	50,000
x Conversion Rate	0.00055556	0.00055556	0.00055556
Shares to Note Holders	55.56	41.67	27.78
Plus: Existing AppGate Shares	500.00	500.00	500.00
Total AppGate Shares	555.56	541.67	527.78
As Converted % Ownership of Notes	***10.000%***	***7.692%***	***5.263%***
B. Following the Specified Transaction			
Conversion Rate			
Principal Amount per Note (Numerator)	$1,000.00	$1,000.00	$1,000.00
DIVIDED BY:			
Pre-Money Equity Value	$900,000,000.00	$900,000,000.00	$900,000,000.00
AppGate Shares Outstanding	131,793,660	131,793,660	131,793,660
Denominator	6.83	6.83	6.83
EQUALS:			
Conversion Rate	**146.43740000**	**146.43740000**	**146.43740000**
Ownership Calculation			
Total Convertible Note Investment	$100,000,000.00	$75,000,000.00	$50,000,000.00
÷ Principal Amount per Note	$1,000.00	$1,000.00	$1,000.00
Number of Notes	100,000	75,000	50,000
x Conversion Rate	146.43740000	146.43740000	146.43740000
Shares to Note Holders	14,643,740.00	10,982,805.00	7,321,870.00
Plus: Existing AppGate Shares	131,793,660.00	131,793,660.00	131,793,660.00
Total AppGate Shares	146,437,400.00	142,776,465.00	139,115,530.00
As Converted % Ownership of Notes	***10.000%***	***7.692%***	***5.263%***
Total As Converted Shares			
SIS Shares	117,149,920	117,149,920	117,149,920
Newtown Shares	14,643,740	14,643,740	14,643,740
Post-Merger AppGate Shares	131,793,660	131,793,660	131,793,660
Shares to Convertible Notes	14,643,740	10,982,805	7,321,870
Total Shares	146,437,400	142,776,465	139,115,530
As Converted % Ownership			
SIS Shares	80.00%	82.05%	84.21%
Newtown Shares	10.00%	10.26%	10.53%
Post-Merger AppGate Shares	90.00%	92.31%	94.74%
Shares to Convertible Notes	10.00%	7.69%	5.26%
Total Shares	100.00%	100.00%	100.00%

C-2